Exhibit 10.26

PURCHASE AND SALE AGREEMENT

(City Tower, 333 City Boulevard West, Orange, California)

THIS PURCHASE AND SALE AGREEMENT (herein called this “Agreement”) is made and entered into this 17th day of January, 2018 (herein called the “Effective Date”), by and between DOF II CITY TOWER LLC, a Delaware limited liability company (herein called “Seller”), and KBS CAPITAL ADVISORS LLC, a Delaware limited liability company (herein called “Buyer”). Seller and Buyer are collectively referred to herein as the “parties.”

W I T N E S S E T H:

1.	Agreement to Sell and Purchase; Independent Consideration; Definitions.

(a) For and in consideration of the Earnest Money, in hand paid by Buyer to Commonwealth Land Title Insurance Company c/o New York Land Services (herein called “Escrow Agent”), the Independent Consideration, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Seller, Buyer and Escrow Agent, Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase and take from Seller, subject to and in accordance with all of the terms and conditions of this Agreement, all of Seller’s assignable and transferable right, title and interest in and to the following:

(i) All that certain lot, tract or parcel of improved real estate more particularly described on Exhibit “A” attached hereto, together with all rights, ways and easements appurtenant thereto (herein collectively called the “Land”);

(ii) All buildings, structures and other improvements located on the Land and all fixtures attached or affixed, actually or constructively, to the Land or to any such buildings, structures or other improvements (herein collectively called the “Improvements”);

(iii) All personal property owned by Seller and located on the Land or within the Improvements and used in connection with the operation, management or main-tenance of the Land or the Improvements, subject, however, to obsolescence and consumption in the ordinary course of business between the Effective Date and the Closing Date (herein collectively called the “Personalty”);

(iv) All of the right, title and interest of Seller as “lessor” or “landlord” in, to and under all leases and other agreements for the use, occupancy or possession of all or any part of the Land or the Improvements including, without limitation:

(A) to the extent in effect on the Closing Date, all the tenant leases scheduled and identified on Exhibit “B” attached hereto (herein collectively called the “Existing Leases”); and

(B) all renewals or extensions of Existing Leases, and all new tenant leases, executed and entered into by Seller between the Effective Date and the Closing Date in accordance with the terms and provisions of this Agreement (herein collectively called the “New Leases”) which are in force and effect on and as of the Closing Date (the Existing Leases and the New Leases specifically include, without limitation, any agreement for the payment of tenant improvements and leasing brokerage commissions with respect thereto owed in connection with any Existing Leases or New Leases (herein collectively called “TILC Obligations”));

(v) All management, service and other contracts and agreements, if any, scheduled and identified on Exhibit “C” attached hereto (herein collectively called the “Service Agreements”), but only to the extent the same are cancellable on no less than thirty (30) days’ notice without fee or penalty (herein collectively called the “Assumed Service Agreements”); and

(vi) All benefits under all licenses, permits, approvals, blueprints, plans, specifications, maps, drawings and guaranties and all warranties made by any contractors, subcontractors, vendors or suppliers, regarding their performance or the quality of materials supplied in connection with the construction of or operation of all or any of the Land and all intangible rights and property, including, without limitation, any websites and webnames pertaining to the Land, all rights of ownership and use of any names or trade names used in connection with the Property (collectively, the “Permits, Warranties, and Intangibles”).

The Land, the Improvements and the Personalty are herein sometimes collectively called the “Project”; and all of the matters described in this paragraph 1 are herein sometimes collectively called the “Property”.

(b) Contemporaneously with Buyer’s execution and delivery of this Agreement, in addition to the Earnest Money (as hereinafter defined), Buyer has paid to Seller the amount of ONE HUNDRED AND NO/100THS DOLLARS ($100.00) (herein called the “Independent Consideration”), as consideration for Buyer’s right to purchase the Property and for Seller’s execution, delivery and performance of this Agreement. The Independent Consideration is in addition to and independent of any other consideration or payment provided for in this Agreement, is non-refundable in all events and shall be retained by Seller notwithstanding any other provision of this Agreement.

(c) Seller and Buyer hereby agree that the following terms shall have the meanings hereinafter set forth, such definitions to be applicable equally to the singular and plural forms, and to the masculine and feminine forms, of such terms:

“Affiliates” shall mean, individually and collectively, each and all of a party’s respective current and future partners and members and each and all of their respective heirs, successors and assigns together with any person or entity directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with any of the parties in question, which in the case of a person which is a partnership, shall include each of the constituent partners, whether general or limited partners thereof. The term “control,” as used in the immediately preceding sentence, means, with respect to a corporation, the right to the exercise, directly or indirectly, of more than fifteen percent (15%) of the voting rights attributable to the shares of such corporation, and with respect to an entity that is not a corporation, the possession, directly or indirectly, or the power to direct or cause the direction of, the management or policies of such entity.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, 11 U.S.C. §§ 101, et seq., as amended or supplemented from time to time.

“Buyer Parties” shall mean, individually and collectively, jointly and severally, Buyer, and direct and indirect entity owners, but shall expressly exclude any public shareholder in any REIT (as defined in paragraph 23(c) below).

“Governmental Authority” shall mean the United States, any State, Commonwealth, District, Territory, municipality, foreign state, or other foreign or domestic government, or department, agency, board, commission, or instrumentality of any of the foregoing.

“Insolvency Proceedings” shall mean any reorganization, liquidation, dissolution, receivership or other actions or proceedings under the Bankruptcy Code or any other federal, state or local laws affecting the rights of debtors and/or creditors generally, whether voluntary or involuntary and including proceedings to set aside or avoid any transfer of an interest in property or obligations, whether denominated as a fraudulent conveyance, preferential transfer or otherwise, or to recover the value thereof or to charge, encumber or impose a lien thereon.

“Insolvent” shall have the meaning of the same defined term set forth in Section 101(32) of the Bankruptcy Code.

“Obligations” shall mean, individually and collectively, any and all liabilities, obligations, duties, covenants or agreements of Seller or Buyer (as assignee of Seller pursuant to this Agreement) under or with respect to or in any way arising out of or relating to the Property, including the Existing Leases, the New Leases and the Service Agreements.

“Person” shall mean an individual, partnership, joint venture, limited liability company, association, corporation, trust or other legal entity.

“Seller Parties” shall mean individually and collectively, jointly and severally, Seller, each and all of its officers, directors, employees, shareholders, Affiliates, servicers, subsidiaries, principals, parents, trustees, attorneys, joint venturers, related parties and entities, contractors and agents, each and all of the predecessors, legal representatives, heirs, successors and assigns of any of the foregoing and their respective subsidiaries, parents, Affiliates, joint venturers, directors, officers, members, principals, investors, shareholders, trustees, servicers, designees, lenders, beneficiaries, employees, agents, brokers, property managers, asset managers, representatives, predecessors, successors, assigns, contractors, subcontractors, fiduciaries, insurers, heirs, estates, servants, other related parties and persons, and attorneys, past and present.

2. Purchase Price; Method of Payment. The purchase price for the Property (herein called the “Purchase Price”) shall be ONE HUNDRED FORTY-SEVEN MILLION TWO HUNDRED FIFTY THOUSAND AND NO/100THS DOLLARS ($147,250,000.00). At Closing, Buyer shall deliver the Purchase Price to Seller by wire transfer in accordance with wire instructions provided by Seller, as adjusted by the prorations and credits in this Agreement, including, without limitation, those costs and expenses identified in paragraph 10. Buyer shall also pay all other amounts shown as payable by Buyer on the Settlement Statement on the Closing Date. For the avoidance of doubt, Seller shall pay all amounts shown as payable by

Seller on the Settlement Statement on the Closing Date. All other sums payable by Buyer pursuant to this paragraph shall be paid in immediately available funds, in lawful money of the United States of America, which shall be legal tender for all debts and dues, public and private, at the time of payment by wire transfer in accordance with wire transfer instructions to be provided by Seller. All such funds shall be deposited by Buyer with the Escrow Agent on or prior to the Closing Date, to be held in escrow and disbursed pursuant to the terms of this Agreement. At Closing, without any further action, approval or acknowledgment required of Buyer or Seller, as provided in written escrow instructions to Escrow Agent which shall be consistent with the provisions of this Agreement, Seller and Buyer shall each instruct the Escrow Agent to pay any funds due to either Buyer or Seller to such party in immediately available funds via wire transfer (according to such party’s wire transfer instructions provided to the Escrow Agent).

3.	Earnest Money.

(a) Within two (2) Business Days after the Effective Date, Buyer shall deliver to Escrow Agent the sum of ONE MILLION AND NO/100THS DOLLARS ($1,000,000.00) (which sum, together with all interest actually earned thereon during the term of this Agreement is herein called the “Initial Deposit”) by wire transfer in accordance with wire transfer instructions provided by Escrow Agent. If Buyer does not exercise its right to terminate this Agreement pursuant to paragraph 5(b) on or prior to the Due Diligence Date, then (i) within two (2) Business Days after the Due Diligence Date, Buyer shall deliver to Escrow Agent the additional sum of FIVE MILLION AND NO/100THS DOLLARS ($5,000,000.00) (which sum, together with all interest actually earned thereon during the term of this Agreement is herein called the “Additional Deposit”; as used in this Agreement the term “Earnest Money shall mean either the Initial Deposit, or collectively the Initial Deposit and the Additional Deposit, as the context requires), and (ii) the Earnest Money shall become non-refundable to Buyer except as otherwise expressly provided in this Agreement. At Closing, the Earnest Money will be delivered to Seller and applied as part payment of the Purchase Price.

(b) If Buyer shall fail to timely deliver any portion of the Earnest Money to Escrow Agent, then this Agreement shall, at the option of Seller by written notice to Buyer, terminate, whereupon all rights and obligations of the parties under this Agreement shall expire, and this Agreement shall become null and void. All deposits by Buyer required pursuant to this paragraph 3 shall be in the form of a wire transfer of funds to Escrow Agent, and no such deposit shall be deemed timely unless actually received by the date therefor set forth in this paragraph 3.

(c) Throughout the term of this Agreement, Escrow Agent shall hold and disburse the Earnest Money in accordance with the terms and conditions of this Agreement, including, without limitation, the terms and conditions set forth on Exhibit “D” attached hereto, and invest the Earnest Money in a segregated money market deposit account, bearing interest at the rate determined by the deposit bank and all interest accruing thereon shall be paid to the party entitled to the Earnest Money under the terms of this Agreement. Buyer and Seller understand and acknowledge that said account in which the Earnest Money will be held cannot be established until Escrow Agent receives an original executed IRS Form W-9 (November 2017 version) from Buyer. Buyer and Seller understand and acknowledge that while the Earnest Money will be held in an account established in Buyer’s name, all interest or other income earned under this Agreement shall be allocated and paid as provided herein and reported by the recipient of the Earnest Money to the Internal Revenue Service as having been so allocated and paid.

4. Closing. The closing of the purchase and sale of the Property (herein called “Closing”) shall be conducted by mail through the offices of Escrow Agent, at 1:00 p.m., Pacific Standard Time, on March 6, 2018 (herein called the “Closing Date”).

5. Access and Inspection; Examination by Buyer.

(a) Between the date of this Agreement and the Closing Date, Buyer and Buyer’s agents, employees, contractors, representatives and other designees (herein collectively called “Buyer’s Designees”) shall have the right to enter the Project for the purposes of inspecting the Project, conducting surveys, mechanical and structural engineering studies, and conducting any other investigations, examinations, tests and inspections as Buyer may reasonably require to assess the condition of the Project; provided, however, that:

(i) Buyer shall give Seller notice no less than two (2) Business Days prior to any entry on the Project by Buyer or Buyer’s Designees. Any activities by or on behalf of Buyer, including, without limitation, the entry by Buyer or Buyer’s Designees onto the Project, or the other activities of Buyer or Buyer’s Designees with respect to the Project (herein called “Buyer’s Activities”) shall be undertaken during normal business hours and shall not damage the Project in any manner whatsoever or disturb or interfere with the rights or possession of any tenant of the Project.

(ii) In the event the Project is altered or disturbed in any material manner in connection with any Buyer’s Activities, Buyer shall immediately return the Project to the condition existing prior to Buyer’s Activities.

(iii) Buyer shall and hereby does indemnify, defend and hold Seller harmless from and against any and all claims, liabilities, damages, losses, costs and expenses of any kind or nature whatsoever (including, without limitation, attorneys’ fees and expenses and court costs) suffered, incurred or sustained by Seller as a result of, by reason of, or in connection with any Buyer’s Activities, provided, however that such indemnity shall not apply to Buyer’s mere discovery of a pre-existing condition at the Property unless Buyer’s Activities exacerbate such pre-existing condition.

(iv) Subject to the provisions of paragraph 17 below, Buyer shall keep all findings, recommendations, opinions and information derived from any testing or studies undertaken by or on behalf of Buyer with respect to the Property in strict confidence, and shall not disclose any results of such testing or studies to any third party without the prior written approval of Seller. Notwithstanding the foregoing provision, however, Buyer may make such disclosure:

(A) as may be required by law or by an order of a court, governmental authority upon prior written notice to Seller; and

(B) to Buyer’s consultants, and Buyer’s directors, officers, employees, investors, lenders and potential lenders, partners and legal counsel (herein collectively called the “Related Parties”, and the specific identities of which shall be provided to Seller in writing promptly after the written request therefore by Seller), so long as such parties are obligated to maintain the confidentiality of all such disclosures.

(v) Neither Buyer nor any of Buyer’s Designees has authority to do anything that may result in a lien or encumbrance against the Property in connection with Buyer’s Activities. Without limiting the foregoing, however, Buyer agrees to immediately pay when due all costs associated with Buyer’s Activities and not to cause, permit or suffer any lien or encumbrance to be asserted against the Property or Seller related to Buyer’s Activities. Buyer shall not permit any mechanic’s, materialmen’s or other liens to be filed against the Property as a result of Buyer’s Activities. Buyer, at its cost, either shall cause any such lien to be released or shall obtain a surety bond to discharge any such lien within fifteen (15) days after such lien is filed against the Property.

Without limiting the generality of the foregoing provisions, Buyer and Buyer’s Designees shall not seek to enter any tenant spaces or contact tenants of the Project without first obtaining the express consent of Seller in each instance, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding any provision of this Agreement to the contrary, Buyer shall not have the right to undertake any environmental studies or testing beyond the scope of a standard “Phase I” evaluation (which for the avoidance of doubt shall be expressly permitted), or any invasive testing, without the prior written consent of Seller, which shall be given or withheld in Seller’s absolute and sole discretion.

(b) Buyer shall have until 5:00 p.m., Pacific Time, on February 1, 2018 (herein called the “Due Diligence Date”) to perform such investigations, examinations, tests and inspections as Buyer shall deem necessary or desirable to determine whether the Property is suitable and satisfactory to Buyer. In the event Buyer shall determine that the Property is not suitable and satisfactory to Buyer, Buyer shall have the right to terminate this Agreement for any reason or no reason by giving written notice of such termination (herein called “Termination Notice”) to Seller on or before the Due Diligence Date. In the event Buyer gives Seller the Termination Notice, the Earnest Money shall be refunded to Buyer promptly upon request, all rights and obligations of the parties under this Agreement shall expire, and this Agreement shall become null and void. If Buyer does not terminate this Agreement in accordance with this paragraph 5 on or before the Due Diligence Date, Buyer shall have no further right to terminate this Agreement pursuant to this paragraph 5.

(c) Prior to any entry by Buyer or any of Buyer’s Designees onto the Property, Buyer or Buyer’s Designees shall, at its respective sole cost and expense, obtain and keep in force until the later of: (i) the termination of this Agreement, (ii) Closing, or (iii) if Buyer has not restored or vacated the Property as contemplated above, the date Buyer has completed such restoration or vacated the Property, effective prior to the date of access or entry to the Property, (A) worker’s compensation insurance in accordance with the laws of the state where the Property is located and covering all employees involved in any activities relating to or performed on the Property, and (B) commercial and general liability insurance, each with (x) a $1,000,000.00 per occurrence and $2,000,000.00 in the aggregate limit and (y) excess liability or umbrella coverage of $5,000,000.00 (or such other reasonable amount as Seller and Buyer may agree upon from time to time), insuring, without limitation, coverage for bodily injury, property damage, contractual liability and personal injury liability with respect to the improvements on the Property or the use, inspection or occupancy of the Property by Buyer and Buyer’s Designees, or arising out of any of the indemnities by Buyer under this Agreement, or arising out of Buyer’s Activities. The commercial general liability policy, with Buyer named as the insured, shall be issued by a reputable insurer reasonably acceptable to Seller. The policy shall list Seller and the property manager of the Project as additional insureds as their interests may appear and Buyer shall give Seller at least thirty (30) days’ prior written notice of any cancellation, reduction in coverage or non-payment of premiums. Buyer shall provide evidence of the insurance, reasonably acceptable to Seller, of the types and amounts of coverages herein required. Buyer will also require all Buyer’s Designees to provide, maintain and keep in force worker’s compensation, casualty, liability and other insurance consistent with the limits and requirements above required for all claims which may arise, directly or indirectly, as a result of Buyer’s Activities. Buyer agrees that required insurance for the Buyer’s Designees will also be on forms reasonably acceptable to Seller and issued by companies licensed to do business in the State of California and with an insurance rating reasonably acceptable to Seller. Without limiting the foregoing, insurance certificates evidencing such insurance shall be delivered by Buyer to Seller prior to entry onto the Property by Buyer or any of Buyer’s Designees.

(d) Within three (3) Business Days after the Effective Date, Seller shall deliver to Buyer certain documents and information in Seller’s possession with regard to the Property (herein called the “Due Diligence Materials”) including the materials listed on Exhibit “G” attached hereto, which delivery may be effected by posting the Due Diligence Materials to an electronic data room. The Due Diligence Materials will be provided to Buyer without any representation or warranty of any kind or nature whatsoever and are merely provided to Buyer for Buyer’s informational purposes. Until Closing, Buyer and Buyer’s Designees shall maintain all Due Diligence Materials as confidential information, provided that Buyer shall be permitted to disclose the Due Diligence Materials to Buyer’s Related Parties so long as such parties are obligated to maintain the confidentiality of all such disclosures. If the purchase and sale of the Property is not consummated in accordance with this Agreement, regardless of the reason or the party at fault, Buyer shall immediately re-deliver to Seller or destroy all copies of the Due Diligence Materials, whether such copies were actually delivered by Seller or are duplicate copies made by Buyer or Buyer’s Designees, provided that Buyer and Buyer’s Related Parties shall be permitted to retain one (1) copy of the Due Diligence Materials if necessary to comply with internal record retention policies. No termination of this Agreement by Buyer pursuant to any provision of this Agreement permitting termination by Buyer shall be deemed effective unless and until Buyer shall have delivered to Seller or destroyed all copies of all Due Diligence Materials, as required by this paragraph 5(d), unless otherwise agreed by Seller.

(e) The Due Diligence Materials shall in no event include any listing agreements for the Property, any materials deemed by Seller to be proprietary, any appraisal of the Property, or any matters that are subject to any confidentiality obligations that would be violated by the delivery of such materials to Buyer.

(f) Section 25359.7 of the California Health and Safety Code requires owners of nonresidential property who know or have reasonable cause to believe that a release of a hazardous material has come to be located on or beneath real property to provide written notice of that condition to a buyer of the real property. The only releases of the hazardous materials actually known to Seller, without duty of inquiry or investigation, are those specifically described as actual releases in the copies of Seller’s reports provided in the Due Diligence Materials. Buyer acknowledges and agrees that Buyer has been provided with an adequate opportunity to, and encouraged to, retain its own consultants and experts to conduct its own inspections and examinations of the Property and all matters relating to the Property. By its execution of this Agreement, Buyer: (i) acknowledges its receipt of the foregoing notice given pursuant to Section 25359.7 of the California Health and Safety Code and that it is aware of the benefits conferred to Buyer by Section 1542 of the California Civil Code and the risks it assumes by any waiver of its benefits thereunder; and (ii) after receiving advice of its legal counsel, waives any and all rights or remedies whatsoever, express or implied, Buyer may have against Seller and/or the Seller Parties, including remedies for actual damages arising out of or resulting from any unknown, unforeseen or unanticipated presence or releases of hazardous materials from or on the Property, including, without limitation, any damages under Section 25359.7 of the California Health and Safety Code. The provisions of this subsection (f) shall survive the Closing and shall not be merged into the Grant Deed or other closing documents.

(g) Within ten (10) Business Days following the Effective Date, Seller shall cause Escrow Agent to provide Buyer with a natural hazard disclosure report prepared by the Natural Hazard Expert (as hereinafter defined below) relating to the Property, which reports are intended to disclose if the Property lies within the following natural hazard areas or zones: (i) a special flood hazard area designated by the Federal Emergency Management Agency (California Civil Code Section 1103(c)(1)); (ii) an area of potential flooding (California Government Code Section 8589.4); (iii) a very high fire hazard severity zone (California Government Code Section 51178 et seq.); (iv) a wild land area that may contain substantial forest fire risks and hazards California Public Resources Code Section 4135; (v) earthquake fault zone (California Public Resources Code Section 2622); or (vi) a seismic hazard zone (California Public Resources Code Section 2696) (sometimes collectively, the “Natural Hazard Matters”). Seller and Buyer hereby instruct Escrow Agent, an Affiliate of the Escrow Agent or another entity specializing in the preparation of such reports (who, in such capacity, is herein called the “Natural Hazard Expert”) to examine the maps and other information specifically made available to the public by Government Authorities for the purpose of enabling Seller to fulfill its disclosure obligations, if and to the extent such obligations exist, with respect to the natural hazards referred to in California Civil Code Section 1103 et seq. and to report the result of its examination to Seller and Buyer in writing (the “Natural Hazard Disclosure Statements”). The written reports prepared by the Natural Hazard Expert regarding the results of its full examinations will fully and completely discharge Seller from its disclosure obligations referred to herein, if and to the extent any such obligations exist, and, for the purpose of this Agreement: (A) the provisions of California Civil Code Section 1103.4 regarding non-liability of Seller for errors or omissions not within its personal knowledge, shall be deemed to apply; and (B) the Natural Hazard Expert shall be deemed to be an expert, dealing with matters within the scope of its expertise with respect to the examination and written report regarding the Natural Hazards Matters. Buyer agrees to provide Seller with a written acknowledgement of its receipt of the Natural Hazard Disclosure Statements.

(h) Buyer is required by law to complete with respect to certain matters relating to the Property an audit commonly known as a “3-14” Audit (“Buyer’s 3-14 Audit”). In connection with the performance of Buyer’s 3-14 Audit, Seller shall deliver to Buyer, concurrently with the delivery of the Due Diligence Materials, (i) the documents which are described on Exhibit “I” attached hereto, to the extent in existence and in Seller’s possession (collectively, “Buyer’s 3-14 Audit Documents”). The originals (and where originals are not available or in Seller’s possession or control, copies) of all Buyer 3-14 Audit Documents shall become the property of Buyer upon Closing; provided that Seller may retain copies of any of such documents. Seller agrees to reasonably cooperate with Buyer in connection with any additional information or documentation Buyer may require with respect to Buyer’s 3-14 Audit, including answering Buyer’s questions regarding the Buyer’s 3-14 Audit Documents. The completion of Buyer’s 3-14 Audit shall not be a condition of Closing.

6.	Prorations and Adjustments to Purchase Price.

(a) The following prorations and adjustments shall be made between Buyer and Seller at Closing, or thereafter if Buyer and Seller shall agree:

(i) All city, state and county real property taxes, assessments, ad valorem taxes and similar impositions levied or imposed upon or assessed against the Property set forth in the most recent tax bill (herein called the “Taxes”) shall be prorated as of the Closing Date, with Seller being responsible for Taxes pertaining to Seller’s period of ownership of the Property and Buyer being responsible for Taxes pertaining to Buyer’s period of ownership of the Property (including the Closing Date). In the event that Seller has, prior to the Effective Date, protested or appealed, or, prior to the Closing Date, protests or appeals, the Taxes for the billing period in which Closing occurs, and such protest results in a reduction in the Taxes payable, Buyer shall, within ten (10) Business Days after Seller’s written request therefor, reimburse Seller in an amount equal to any refund for prior Taxes paid and credits against or discounts of any future tax liability Buyer receives with respect to any period of time the Property was owned by Seller. Any fees and costs actually expended by Seller Parties in connection with such protest shall be prorated between Buyer and Seller based on their respective period of ownership of the Property during the period of time to which such protest relates.

(ii) All utility charges for the Property including water, sewer, electric, gas, telephone, trash removal, garbage removal and cable or satellite television shall be prorated as of the Closing Date. Transfer fees required with respect to any such utility shall be paid by or charged to Buyer and Seller shall be credited with any deposits transferred to the account of Buyer; provided, however, that at either party’s election any one or more of such utility accounts shall be closed as of the Closing Date, in which event Seller shall be liable and responsible for all charges for service through the Closing Date and shall be entitled to all deposits theretofore made by Seller with respect to such utility, and Buyer shall be responsible for reopening and reinstituting such service in

Buyer’s name, and shall be responsible for any fees, charges and deposits required in connection with such new accounts. For any account that is not closed as of the Closing Date, if any final reading and billing cannot be obtained prior to the Closing Date, such utility expenses shall be prorated as of the Closing Date based on an estimate. Seller shall be credited with any utility deposits transferred to the account of Buyer.

(iii) All rents and other payments on account of financial obligations of tenants under the Existing Leases and the New Leases (herein collectively called “Rents”) for the month in which the Closing Date occurs, which have actually been paid as of the Closing Date, shall be prorated as of the Closing Date. In the event that, at the time of Closing, there are any past due or delinquent Rents, Buyer shall use its reasonable efforts, without suit or any obligation to terminate any tenant’s lease, to collect such past due or delinquent Rents for a period of one hundred (120) days following Closing. Subsequent to Closing, all monies received by Buyer from or on behalf of any tenant owing delinquent Rents shall be applied and paid as follows: (x) such monies shall first be paid to Buyer for Rents due on and after the Closing Date, and (y) thereafter any remaining monies shall be paid to Seller for delinquent Rents due and payable for periods prior to the Closing Date.

(iv) Buyer shall receive a credit against the Purchase Price in the amount of all, if any, refundable security deposits and other refundable tenant deposits held by Seller in connection with the Existing Leases and New Leases; provided, however, Buyer shall not receive a credit for any security or other tenant deposits which as of the Closing Date have been applied or expended for their intended purpose. Seller shall retain all security and other tenant deposits free and clear of any and all claims on the part of tenants and Buyer. Buyer shall be responsible for maintaining as security deposits and other deposits the aggregate amount so credited to Buyer in accordance with all applicable laws, rules and regulations, and in accordance with the provisions of the Existing Leases and the New Leases relevant thereto. With respect to any security deposit which is evidenced by a letter of credit, Seller shall, at Seller’s sole cost and expense, (x) deliver to Buyer at Closing such original letter of credit, and (y) execute and deliver at Closing such other instruments as the issuer of such letter of credit shall reasonably require in order to cause the named beneficiary under such letter of credit to be changed to Buyer.

(v) All amounts payable under any of the Service Agreements and other expenses of the Property (herein collectively called “Expenses”) shall be prorated as of the Closing Date.

(vi) Any other items which are customarily prorated in connection with the purchase and sale of properties similar to the Project shall be prorated as of the Closing Date.

(b) It is the intent of Buyer and Seller that all Rents attributable to periods prior to the Closing Date shall accrue to the benefit of Seller, and all Rents attributable to periods including and after the Closing Date shall accrue to the benefit of Buyer, except as provided above. Furthermore, it is the intent of Buyer and Seller that all Taxes and Expenses attributable to periods prior to the Closing Date shall be the responsibility of Seller, and that all Taxes and Expenses attributable to periods including and after the Closing Date shall be the responsibility of Buyer. Thus, in the event that, after Closing:

(i) Seller receives any Rents attributable to periods on and after the Closing Date, then Seller shall immediately remit such Rents to Buyer;

(ii) Buyer receives any Rents attributable to periods prior to the Closing Date, then Buyer shall immediately remit such Rents to Seller, except as provided above;

(iii) Seller receives any refunds of Taxes or Expenses attributable to periods on and after the Closing Date, then Seller shall immediately remit such refunds to Buyer; and

(iv) Buyer receives any refunds of Taxes or Expenses or credits against future taxes due attributable to periods prior to the Closing Date, then Buyer shall immediately remit such refunds to Seller.

(c) In the event that the amount of any item to be prorated is not determinable at the time of Closing, such proration shall be made on the basis of the bill from the previous billing cycle (or if there is no such bill, on the best available information), and there shall be no re-proration after Closing. In the event any prorated item is due and payable at the time of Closing, the same shall be paid at Closing. If any prorated item is not paid at Closing, Seller shall deliver to Buyer the bills therefor promptly upon receipt thereof, and Buyer shall be responsible for the payment in full thereof within the time fixed for payment thereof and before the same shall become delinquent. In making the prorations required by this paragraph 6, the economic burdens and benefits of ownership of the Property for the Closing Date shall be allocated to Buyer.

(d) Notwithstanding anything herein to the contrary, within sixty (60) days after the Closing Date, Buyer shall reconcile all Taxes and Expenses through December 31, 2017 (the “2017 TICAM Reconciliation”) and deliver the 2017 TICAM Reconciliation report to Seller together with such other information requested by Seller to enable Seller to review and confirm the 2017 TICAM Reconciliation. Upon Seller’s acceptance of the 2017 TICAM Reconciliation, if (i) the overall net result of the 2017 TICAM Reconciliation is the landlord owes a credit to the tenants (the “Tenant Refund Amount”), then Seller shall remit the Tenant Refund Amount to Buyer, or (ii) the overall net result of the 2017 TICAM Reconciliation is the tenants owe additional payments to the landlord (the “Landlord TICAM Amount”), then Buyer shall remit the Landlord TICAM Amount to Seller. The Tenant Refund Amount or Landlord TICAM Amount, as applicable shall be paid by the responsible party to the other party no later than the ninetieth (90th) day after the Closing Date.

7.	Title; Estoppels; SNDAs.

(a) For purposes of this Agreement, “good and marketable fee simple title” shall mean such title as is insured by Commonwealth Land Title Insurance Company (herein called the “Title Company”) under an extended ALTA Owner’s Policy Form 2006 title policy, at its standard rates, as of the time of the recording of the Deed, in the amount of the Purchase Price, insuring Buyer as the owner of indefeasible fee simple title to the Property, containing such title endorsements as may be designated by Buyer in its Initial Notice (defined in paragraph 7(b) below) and subject only to the Permitted Exceptions (defined below) (a title policy meeting the foregoing requirements is herein called the “Title Policy”). For purposes of this Agreement the term “Permitted Exceptions” shall mean:

(i) the standard or printed exclusions in the form of owner’s policy of title insurance referenced above that are not otherwise deleted by delivery of the Seller’s Affidavit, provided, however, that if Buyer pays the fees and premiums for an extended policy of title insurance providing for the removal of any such standard or preprinted exclusion then the same shall not constitute a Permitted Exception for purposes of this Agreement;

(ii) the lien for Taxes not due and payable on or before the Closing Date;

(iii) zoning ordinances affecting the Property;

(iv) the rights of parties in possession under Existing Leases or New Leases, as tenants only without any right or option to purchase all or any portion of the Property that has not been waived in connection with the sale contemplated under this Agreement;

(v) all matters listed on Exhibit “E” attached hereto, unless Seller agrees to cure or remove such matter in accordance with the provisions of paragraph 7(c) below, in which event such matter shall not be a Permitted Exception for purposes of this Agreement;

(vi) all matters, if any, waived or deemed to  have been waived by Buyer pursuant to this paragraph 7;

(vii) all matters arising under, or created by, Buyer; and

(viii) all matters that are disclosed by a current and accurate survey and inspection of the Property.

(b) Within three (3) days after the Effective Date, Seller shall cause a commitment for title insurance (herein called the “Title Commitment”) to be issued by Commonwealth Land Title Insurance Company c/o New York Land Services, 630 Third Avenue, 12th Floor, New York, NY 10017, Attention: Vanessa Cohen, Telephone Number: (212) 490-2277 and Facsimile Number: (212) 490-8012 (in such capacity herein called “Title Company”), and copies of the Title Commitment and underlying title exception documents to be delivered to Buyer and Buyer’s counsel. The Title Commitment shall commit to insure Buyer’s title to the Property in the face amount of the Purchase Price upon receipt of all necessary requirements requested by the Title Company to be satisfied by Seller in order for the Title Policy to be issued for the Property at Closing (each a “Title Requirement” and collectively, the “Title Requirements”). The Seller’s Affidavit made by Seller to the title company shall be in the form attached hereto as Schedule “5” to Exhibit “F”. Buyer shall have until January 26, 2018 in which to examine the

Title Commitment and any other matters referenced in paragraph 7(a)(i) above and in which to give Seller written notice of any objections to matters set forth therein that render Seller’s title less than good and marketable fee simple title (herein called the “Initial Notice”). Buyer may reexamine title to the Property up to and including the Closing Date and give Seller written notice of any additional objections to matters appearing of record subsequent to the effective date of the Title Commitment, but Buyer’s failure to specify in the Initial Notice an objection to any matter appearing of record as of the date of the Initial Notice shall be deemed to be, and shall constitute, a waiver of any objection to such matter, and such matter shall thereafter constitute a Permitted Exception under this Agreement. Furthermore, if Buyer shall fail to give the Initial Notice, Buyer shall be deemed to have waived any objection to all matters of record as of the effective date of the Title Commitment, and all such matters shall thereafter constitute Permitted Exceptions under this Agreement.

(c) Seller shall have until January 31, 2018 in which to review the Initial Notice, and, if Seller elects, in which to give Buyer written notice of any objections specified therein which Seller intends to attempt to satisfy and those Title Requirements which Seller agrees to satisfy by the Closing Date (herein called a “Cure Notice”). Notwithstanding anything in this Agreement to the contrary, any matter which Seller agrees to cure and Title Requirement Seller agrees to satisfy in the Cure Notice shall not be a Permitted Exception. If Seller, with respect to any objection specified in the Initial Notice or any Title Requirement, either fails to give a Cure Notice or elects not to cure such objection or to satisfy such Title Requirement, and if Buyer thereafter does not elect to terminate this Agreement pursuant to paragraph 5 hereof, Buyer shall be deemed to have waived any objection specified in the Initial Notice as to which Seller has failed to give a Cure Notice or elected not to cure and those Title Requirements which Seller has elected (or is deemed to have elected) not to satisfy, and any such objection shall thereafter constitute a Permitted Exception under this Agreement. If, prior to the expiration of the Due Diligence Period, Buyer delivers a form of title commitment acceptable to Buyer that does not set forth any requirements inconsistent with the terms of this Agreement, then the form of Title Policy that shall be delivered to Buyer at Closing shall be the form of title policy provided for in such commitment delivered to Seller, together with all endorsements attached thereto.

(d) Seller shall have until the Closing Date to satisfy all valid objections and Title Requirements other than those waived or deemed to have been waived by Buyer pursuant to paragraphs 7(b) and 7(c). Either Seller or Buyer may extend Closing by up to thirty (30) days, or such longer period as the parties may agree, to provide time for Seller to cure any such valid objection or to satisfy any Title Requirement. If Seller fails to satisfy any such valid objections, then, at the option of Buyer, and as its sole and exclusive alternatives and remedies, Buyer may:

(i) terminate this Agreement, in which event the Earnest Money shall be refunded to Buyer promptly upon request, all rights and obligations of the parties under this Agreement shall expire, and this Agreement shall become null and void; or

(ii) waive such satisfaction and performance and elect to consummate the purchase and sale of the Property, in which event all unsatisfied objections shall constitute Permitted Exceptions under this Agreement.

The remedies of Buyer as set forth in clauses (i) and (ii) of this paragraph 7(d) shall be Buyer’s sole and exclusive remedies in the event Seller gives a Cure Notice and Seller fails to satisfy any valid objections, notwithstanding anything to the contrary contained herein.

(e) Notwithstanding any provision of this paragraph 7 to the contrary, Seller shall not, during the term of this Agreement, enter into, or (except as may be required by applicable law or instruments of record as of the Effective Date) consent in writing to, any instrument (other than (i) New Leases executed in the ordinary course of business prior to the Due Diligence Date (so long as Seller delivers a copy thereof to Buyer at least two (2) Business Days prior to the Due Diligence Date) and (ii) any service agreements executed in the ordinary course of business and cancelable upon thirty (30) days written notice and without penalty) that encumbers title to the Property or would otherwise be binding on Buyer, and that will have a material adverse effect on the value or continued use of the Property as currently used by Seller, and that Seller does not cause to be removed as an encumbrance to title to the Property prior to or in connection with Closing. After the expiration of the Due Diligence, Seller shall not enter into any new Leases or modify, extend, or terminate any Existing Leases without Buyer’s prior written consent, which consent may be granted or withheld in Buyer’s sole and absolute discretion.

(f) Except as expressly provided herein, Seller shall have no obligation to take any steps, bring any action or proceeding or incur any effort or expense whatsoever to eliminate, modify or cure any objection Buyer may have pursuant to this paragraph 7. Notwithstanding the foregoing or anything to the contrary in this Agreement, Buyer disapproves of, and Seller covenants and agrees to remove (or cause to be removed) from the Property concurrently with the Closing (x) all deeds of trust, mortgages and/or other debt instruments affecting the Property, (y) any liens which arise from Seller’s failure to pay amounts owing under any contract, and no such matters shall be deemed Permitted Exceptions, and (z) except as set forth in immediately preceding clauses (x) or (y), any other monetary liens which do not exceed $50,000 in the aggregate.

(g) Seller shall attempt to obtain executed tenant estoppel certificates (“Tenant Estoppels”) from the tenants under the Existing Leases. Notwithstanding the foregoing, Seller shall deliver to Buyer Tenant Estoppels from tenants in the aggregate occupying at least eighty percent (80%) of the leased square footage in the Improvements, which Tenant Estoppels must include all tenants occupying 10,000 or more square feet (collectively, the “Required Tenant Estoppels”). The form of the Tenant Estoppels shall be substantially in the form of Exhibit “H” attached hereto and made a part hereof; provided, however, that if any tenant is required or permitted under the terms of its Existing Lease to deliver a different form of tenant estoppel, to provide less information or to otherwise make different statements in a certification of such nature than are set forth on Exhibit “H”, then Buyer shall accept any modifications made to such Tenant Estoppel to the extent that such changes are consistent with the minimum requirements set forth in such Tenant’s Lease. Satisfaction of the covenant to obtain the Tenant Estoppels prior to Closing shall be a condition precedent to Buyer’s obligation to close unless waived in writing by Buyer; provided, however, that in no event shall Seller’s failure to deliver to Buyer any of the Tenant Estoppels be deemed to be a default by Seller under this Agreement, so long as Seller has used commercially reasonable efforts to obtain the Tenant Estoppels.

(h) If requested by Buyer, Seller agrees to request from tenants at the Property an executed Subordination, Non-Disturbance and Attornment Agreement in a form prepared by Buyer or such form as may be required under the applicable Existing Lease (collectively, the “SNDAs”). Seller shall use commercially reasonable efforts to obtain executed SNDAs from such tenants on or prior to the Closing Date; provided, however, that the receipt of executed SNDAs shall in no event be a condition precedent to Buyer’s obligation to close the sale contemplated under this Agreement.

(i) Seller hereby agrees, through the Closing and at the Seller’s sole cost and expense, to continue to operate, manage and maintain the Property in Seller’s ordinary course of business so that the Property shall be in the same condition on the Closing Date as on the Effective Date, subject to reasonable wear and tear and excluding any maintenance obligations that are the responsibility of the tenants at the Property.

(j) With respect to the construction work that is planned for the 21st floor at the Project as more particularly described on Exhibit “K” attached hereto and incorporated herein by reference (the “21st Floor Construction Work”), (i) Seller agrees to use commercially reasonable efforts to deliver to Buyer contracts with firm pricing on or before January 25, 2018 for the performance of the 21st Floor Construction Work (collectively, the “Construction Contracts”), (ii) Buyer shall notify Seller in writing if the Construction Contracts are approved by Buyer, (iii) promptly after approval by Buyer, Seller shall execute the Construction Contracts and deliver copies of the executed Construction Contracts to Buyer, and (iv) at Closing, Seller shall assign the Construction Contracts to Buyer and give Buyer a credit against the Purchase Price in the amount of 110% of the work that the contractor(s) estimates remains to be performed under the Construction Contracts and Buyer shall assume sole responsibility for the completion of the 21st Floor Construction Work from and after Closing.

8. Survey. Seller shall deliver as part of the Due Diligence Materials any ALTA As-Built survey of the Property currently in Seller’s or its property manager’s possession (the “Existing Survey”). Buyer shall have the right, at its option, to cause a surveyor duly licensed in the State of California to prepare an update to the Existing Survey or a new survey of the Property (in either case herein called the “Survey”). If Buyer obtains a Survey, the Survey shall be certified to Buyer, Seller and Title Company, and Buyer shall deliver one (1) print of such Survey to each of Seller and Title Company. Any objections of Buyer to matters on the Survey shall be provided to Seller, along with Buyer’s objections to title, in the Initial Notice.

9. Proceedings at Closing. On the Closing Date, Closing shall take place as follows:

(a) On the Closing Date, Seller shall deliver to Escrow Agent the following documents and instruments, duly executed by or on behalf of Seller:

(i) A duly executed and acknowledged Grant Deed, in recordable form, in the form of, and on the terms and conditions set forth in, that attached hereto as Schedule “1” to Exhibit “F” (herein called the “Deed”), conveying the Land and Improvements subject to the Permitted Exceptions.

(ii) A Quitclaim Bill of Sale, in the form of, and on the terms and conditions set forth in, that attached hereto as Schedule “2” to Exhibit “F”, conveying Seller’s interest in the Personalty.

(iii) An Assignment and Assumption of Tenant Leases, in the form of, and on the terms and conditions set forth in, that attached hereto as Schedule “3” to Exhibit “F” (herein called the “Lease Assignment”), whereby Seller transfers and assigns to Buyer all of Seller’s right, title and interest as “landlord” or “lessor” in, to and under the Existing Leases and the New Leases (to the extent in effect on the Closing Date), and whereby Buyer assumes and agrees to perform the duties and obligations of the “landlord” or “lessor” under the Existing Leases and the New Leases (including, without limitation, TILC Obligations) arising from and after the Closing Date (which assignment of tenant leases shall be executed by Buyer). The Lease Assignment shall include an updated rent roll for the Project dated within seven (7) days before the Closing Date.

(iv) A General Assignment, in the form of, and on the terms and conditions set forth in, that attached hereto as Schedule “4” to Exhibit “F” (herein called the “General Assignment”), whereby Seller transfers and assigns to Buyer all of Seller’s right, title and interest in, to and under the Assumed Service Agreements, the Construction Contracts and the Permits, Warranties and Intangibles, and whereby Buyer assumes and agrees to perform the duties and obligations of the owner of the Property under the Assumed Service Agreements arising from and after the Closing Date (which assignment shall be executed by Buyer).

(v) A Seller’s Affidavit, in the form of, and on the terms and conditions set forth in, that attached hereto as Schedule “5” to Exhibit “F”, with respect to the Property.

(vi) A Certificate and Affidavit of Non-Foreign Status, in the form of, and on the terms and conditions set forth in, that attached hereto as Schedule “6” to Exhibit “F”.

(vii) A 1099-S request for taxpayer identification number and certification and acknowledgment (herein called a “1099-S”), in the form of, and on the terms and conditions set forth in, that attached hereto as Schedule “7” to Exhibit “F”.

(viii) A California Form 593-C certifying that Seller is either a California resident or is exempt from any state imposed withholding requirements.

(ix) A settlement statement reflecting the economic terms set forth herein (herein called the “Settlement Statement”).

(x) If the Land is subject to a declaration of covenants, conditions and restrictions or similar instrument (“CCRs”) governing or affecting the use, operation, maintenance, management or improvement of the Real Property, (i) estoppel certificates, in form and substance satisfactory to Buyer, from the declarant, association, committee, agent and/or other person or entity having governing or approval rights under the CCRs, including, without limitation, an estoppel under that certain Roadway Easement Agreement dated April 9,1997 and recorded on April 10, 1997 in the Official Records of Orange County, California (the “Official Records”) as Instrument No. 19970165666 (the “Roadway Easement Agreement”), substantially in the form attached hereto as Exhibit J-1, and (B) an estoppel under that certain Declaration of Utility Line Easement dated July 11, 1996 and recorded on July 11, 1996 in the Official Records as Instrument No. 19960354693 (the “Declaration of Utility Line Easement”), substantially in the form attached hereto as Exhibit J-2, and (ii) a recordable assignment, in form and substance satisfactory to Buyer, assigning any and all developer, declarant or other related rights or interests of Seller (or any affiliate of Seller) in or under the CCRs, if Seller (or such affiliate) holds such rights or interest. Satisfaction of the covenant to obtain the estoppels described in this paragraph 9(a)(x) prior to Closing shall be a condition precedent to Buyer’s obligation to close unless waived in writing by Buyer; provided, however, that in no event shall Seller’s failure to deliver to Buyer any of such estoppels be deemed to be a default by Seller under this Agreement, so long as Seller has used commercially reasonable efforts to obtain such estoppels.

(xi) A certificate executed by Seller in the form of, and on the terms and conditions set forth in, that attached hereto as Schedule “9” to Exhibit “F”.

(xii) A form letter notifying the parties to the Roadway Easement Agreement of the sale of the Property to Buyer in the form of that attached hereto as Schedule “11” to Exhibit “F”.

(xiii) A form letter notifying the parties to the Declaration of Utility Line Easement of the sale of the Property to Buyer in the form of that attached hereto as Schedule “12” to Exhibit “F”.

(xiv) Evidence that any right or option to purchase all or any portion of the Property set forth in any Existing Lease or New Lease has been duly waived with respect to the sale contemplated by this Agreement.

(b) At Closing, Seller shall deliver to Buyer, or shall make available to Buyer at the on-site management office of the Property, if and to the extent in Seller’s possession, (x) the executed originals, or copies if originals are not available, of Due Diligence Materials, the Existing Leases, the New Leases, tenant estoppel certificates, and the Assumed Service Agreements, and (y) all keys, access cards, passcodes, and passwords for the Property specifically identified to reflect their respective lock.

(c) At Closing, Seller shall execute and deliver to Buyer a form letter notifying tenants of the Property of the sale of the Property to Buyer in the form of that attached hereto as Schedule “8” to Exhibit “F”, as required by Section 1950.7 of the California Civil Code.

(d)    At Closing, Buyer shall:

(i) deliver the Purchase Price to Escrow Agent in accordance with the provisions of this Agreement;

(ii) deliver to Escrow Agent counterparts of the Lease Assignment, the General Assignment and the Settlement Statement, each duly executed by or on behalf of Buyer;

(iii) deliver to Escrow Agent one (1) original of a Preliminary Change of Ownership Report for the Property, which satisfies the requirements of California Revenue and Taxation Code Section 480.3, fully completed and executed by Buyer (the “Ownership Change Report”); and

(iv) deliver to Escrow Agent evidence in form and substance reasonably satisfactory to Title Company and Seller that Buyer has the power and authority to execute and enter into this Agreement, and that any and all actions required to authorize and approve the execution and entry into this Agreement by Buyer and the performance by Buyer of its duties and obligations under this Agreement have been accomplished, and that the individuals executing documents on behalf of Buyer are authorized to do so and bind Buyer.

(v) A certificate executed by Buyer in the form of, and on the terms and conditions set forth in, that attached hereto as Schedule “10” to Exhibit “F”.

10.	Costs of Closing. The following expenses shall be paid in cash at or prior to the Closing:

(a)    Seller shall bear and pay one-half ( 1⁄2) of Escrow Agent’s escrow fees, the basic fees and premiums policy of any owner’s title insurance obtained by Buyer with respect to the Property, any transfer, excise or documentary stamp taxes imposed on the transfer of the Property or the recording of the Deed, all recording charges imposed upon the recordation of the Deed, and any recording costs associated with the release of any liens or encumbrances Seller is required to cause to be released under this Agreement, and Seller’s attorney’s fees.

(b)    Buyer shall bear and pay one-half ( 1⁄2) of Escrow Agent’s escrow fees, the cost of any Survey obtained by Buyer, the fees and premiums for any extended policy of title insurance obtained by Buyer with respect to the Property, the fees and premiums for any lender’s policy of title insurance obtained by Buyer with respect to the property, and the cost of any endorsements thereto, all mortgage taxes (if any), all costs associated with investigations and inspections undertaken by Buyer with respect to Buyer’s acquisition of the Property, and Buyer’s attorney’s fees.

11.    Representations and Warranties; Disclaimers. (a) EXCEPT FOR SELLER’S EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN PARAGRAPH 11(D) BELOW OR IN ANY DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED BY SELLER TO BUYER IN CONNECTION WITH CLOSING (EACH A “CLOSING DOCUMENT”), SELLER DOES NOT, BY THE EXECUTION AND

DELIVERY OF THIS AGREEMENT, AND SELLER SHALL NOT, BY THE EXECUTION AND DELIVERY OF ANY DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION WITH CLOSING, MAKE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF ANY KIND OR NATURE WHATSOEVER, WITH RESPECT TO THE PROPERTY, AND ALL SUCH WARRANTIES ARE HEREBY DISCLAIMED. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING PROVISIONS, EXCEPT FOR SELLER’S EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN PARAGRAPH 11(D) BELOW OR IN ANY CLOSING DOCUMENT, SELLER MAKES, AND SHALL MAKE, NO EXPRESS OR IMPLIED WARRANTY AS TO: (I) MATTERS OF TITLE, (II) ZONING, (III) TAX CONSEQUENCES, (IV) PHYSICAL OR ENVIRONMENTAL CONDITION (INCLUDING, WITHOUT LIMITATION, LAWS, RULES, REGULATIONS, ORDERS AND REQUIREMENTS PERTAINING TO THE USE, HANDLING, GENERATION, TREATMENT, STORAGE OR DISPOSAL OF ANY TOXIC OR HAZARDOUS WASTE OR TOXIC, HAZARDOUS OR REGULATED SUBSTANCE AND FURTHER INCLUDING, WITHOUT LIMITATION, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE AND COMPENSATION AND LIABILITY ACT, THE RESOURCE CONSERVATION AND RECOVERY ACT, THE CLEAN WATER ACT, THE SOLID WASTE DISPOSAL ACT, THE FEDERAL WATER POLLUTION CONTROL ACT, THE OIL POLLUTION ACT, THE FEDERAL CLEAN AIR ACT, THE FEDERAL INSECTICIDE, FUNGICIDE AND RODENTICIDE ACT, AND ANY AND ALL STATE LAWS SIMILAR TO THE FOREGOING, EACH AS MAY BE AMENDED FROM TIME TO TIME, AND INCLUDING ANY AND ALL REGULATIONS, RULES OR POLICIES PROMULGATED THEREUNDER (HEREIN COLLECTIVELY CALLED THE “ENVIRONMENTAL LAWS”), (V) VALUATION, (VI) GOVERNMENTAL APPROVALS, GOVERNMENTAL REGULATIONS OR ANY OTHER MATTER OR THING RELATING TO OR AFFECTING THE PROPERTY, (VII) THE USE, INCOME POTENTIAL, EXPENSES, OPERATION OR CHARACTERISTICS OF THE PROPERTY OR ANY PORTION THEREOF, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF SUITABILITY, HABITABILITY, MERCHANTABILITY, DESIGN OR FITNESS FOR ANY SPECIFIC PURPOSE OR FOR A PARTICULAR PURPOSE, OR GOOD OR WORKMANLIKE CONSTRUCTION, (VIII) THE NATURE, MANNER, CONSTRUCTION, CONDITION, STATE OF REPAIR OR LACK OF REPAIR OF ANY OF THE IMPROVEMENTS, ON THE SURFACE OR SUBSURFACE THEREOF WHETHER OR NOT OBVIOUS, VISIBLE OR APPARENT, (IX) THE NATURE OR QUALITY OF CONSTRUCTION, STRUCTURAL DESIGN OR ENGINEERING OF THE PROPERTY, (X) THE SOIL CONDITIONS, DRAINAGE, FLOODING CHARACTERISTICS, UTILITIES OR OTHER CONDITIONS EXISTING IN, ON OR UNDER THE PROPERTY, AND (XI) THE PRESENCE OR EXISTENCE OF MOLD OR OTHER ORGANISMS, LEAD BASED PAINT OR WATER PENETRATION IN OR ABOUT THE IMPROVEMENTS (HEREIN COLLECTIVELY CALLED THE “DISCLAIMED MATTERS”). BUYER AGREES THAT, EXCEPT FOR SELLER’S EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN PARAGRAPH 11(D) BELOW OR IN ANY CLOSING DOCUMENT, WITH RESPECT TO THE PROPERTY, BUYER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER. BUYER WILL CONDUCT SUCH INSPECTIONS AND INVESTIGATIONS OF THE PROPERTY (INCLUDING, BUT NOT

LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITION THEREOF) AND RELY UPON SAME AND, UPON CLOSING, SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, THE DISCLAIMED MATTERS, MAY NOT HAVE BEEN REVEALED BY BUYER’S INSPECTIONS AND INVESTIGATIONS. SUCH INSPECTIONS AND INVESTIGATIONS OF BUYER SHALL BE DEEMED TO INCLUDE AN ENVIRONMENTAL AUDIT OF THE PROPERTY, AN INSPECTION OF THE PHYSICAL COMPONENTS AND GENERAL CONDITION OF ALL PORTIONS OF THE PROPERTY, SUCH STATE OF FACTS AS AN ACCURATE SURVEY AND INSPECTION OF THE PROPERTY WOULD SHOW, PRESENT AND FUTURE ZONING AND LAND USE ORDINANCES, RESOLUTIONS AND REGULATIONS OF THE CITY, COUNTY AND STATE WHERE THE PROPERTY IS LOCATED AND THE VALUE AND MARKETABILITY OF THE PROPERTY. SELLER SHALL SELL AND CONVEY TO BUYER, AND BUYER SHALL ACCEPT, THE PROPERTY “AS IS”, “WHERE IS”, AND WITH ALL FAULTS, AND THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS, COLLATERAL TO OR AFFECTING THE PROPERTY BY SELLER OR ANY THIRD PARTY. WITHOUT IN ANY WAY LIMITING ANY PROVISION OF THIS PARAGRAPH 11, BUYER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT IT HEREBY WAIVES, RELEASES AND DISCHARGES ANY CLAIM IT HAS, MIGHT HAVE HAD OR MAY HAVE AGAINST SELLER WITH RESPECT TO:

(i) THE DISCLAIMED MATTERS;

(ii) THE CONDITION OF THE PROPERTY, EITHER PATENT OR LATENT;

(iii) THE PAST, PRESENT OR FUTURE CONDITION OR COMPLIANCE OF THE PROPERTY WITH REGARD TO ANY ENVIRONMENTAL LAWS; AND

(iv) ANY OTHER STATE OF FACTS THAT EXISTS WITH RESPECT TO THE PROPERTY.

Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, but subject to any express limitation of Seller’s liability set forth in this Agreement (including, without limitation, paragraphs
11(d), 12(b) and 14(b) and 19 hereof), Buyer does not release Seller from, and the provisions of this paragraph
11(a) and paragraph 11(b) below shall not extend to, (x) any damages, claims, liabilities or obligations arising out of or in connection with a breach of any covenant, representation or warranty of Seller expressly set forth in this Agreement or any Closing Document, (y) Seller’s fraud, or (z) any claims or actions Buyer may have against Seller that may arise from third party claims asserted against Buyer with respect to actions or occurrences arising prior to Closing to the extent such claims survive Closing.

(b) Buyer, for itself and on behalf of each of the Related Parties, expressly waives the provisions of Section 1542 of the California Civil Code which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE,

WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

This release by Buyer shall constitute a complete defense to any claim, cause of action, defense, contract, liability, indebtedness or obligation released pursuant to this release. Nothing in this release shall be construed as (or shall be admissible in any legal action or proceeding as) an admission by Seller or any other released party that any defense, indebtedness, obligation, liability, claim or cause of action exists which is within the scope of those hereby released.

BUYER’S INITIALS                       SELLER’S INITIALS

(c) Buyer hereby makes the following representations, warranties and covenants for the benefit of Seller as of the date hereof and the Closing Date:

(i) Buyer is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Delaware.

(ii) Buyer has full power and authority to enter into and perform this Agreement, the documents and certificates to be executed and delivered by Buyer pursuant hereto, and each and all of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof. Buyer has by all necessary action, validly authorized the execution, delivery and performance of this Agreement, the documents and certificates to be executed and delivered by Buyer in connection herewith and the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof, and the performance and assumption by Buyer of each and all of Buyer’s covenants, obligations, liabilities and duties under and with respect to the Leases and Service Agreements pursuant hereto in accordance with the respective terms thereof. The individual(s) executing this Agreement, and each of the other documents and certificates to be executed and delivered in connection herewith, on behalf of Buyer (herein called “Authorized Signatories”) is(are) competent, duly appointed and authorized officer(s) and/or agents of, with full legal capacity, power and authority, acting alone, to act on behalf of and bind Buyer in all respects.

(iii) This Agreement and each of the documents and certificates executed or to be executed and delivered by Buyer, and/or the Authorized Signatories in connection herewith are, or will be when executed and delivered, the legal, valid and binding obligations of and enforceable against Buyer in accordance with the terms hereof and thereof.

(iv) Buyer has no actual knowledge of any action, proceeding, investigation or Insolvency Proceeding pending or threatened in writing against Buyer or any of the other Buyer Parties before any Governmental Authority which would affect or impair in any respect Buyer’s ability to consummate the transactions contemplated hereby.

(v) The execution, delivery and performance by Buyer of this Agreement and each of the documents and certificates to be executed and delivered by Buyer pursuant hereto do not violate any of the terms, conditions or provisions of any judgment, order, injunction or decree of any Governmental Authority to which Buyer is subject. Neither the execution nor the delivery of this Agreement, nor the consummation of the purchase and sale contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement conflict with or will result in the breach of any of the terms, conditions, or provisions of any agreement or instrument to which Buyer, or any Affiliate, is a party or by which Buyer, any partner or Affiliate of Buyer, or any of Buyer’s assets is bound. Neither Buyer nor any partner or Affiliate of Buyer is in any way affiliated with Seller.

(vi) Buyer is not Insolvent and will not become Insolvent as a result of entering into and consummating this Agreement and the purchase of the Property, including the Leases and Service Agreements, and the Obligations in accordance with the terms hereof, nor are the transfers to be made hereunder or obligations incurred in connection herewith made or incurred by Buyer with any intent to hinder, delay or defraud any creditors to which Buyer is or becomes indebted. Buyer is not engaged in business or any transactions, including the transactions contemplated hereunder, or about to engage in any business or transactions, for which any remaining property of Buyer is unreasonably small capital. Buyer acknowledges that it is receiving new, fair, reasonably equivalent value in exchange for the transfers and obligations contemplated by this Agreement, and affirmatively represents that its entry into this Agreement and consummation of the transactions contemplated hereby does not constitute a fraudulent conveyance or preferential transfer under the Bankruptcy Code or any other federal, state or local laws affecting the rights of creditors generally.

(vii) Subject to Buyer’s right to perform Buyer’s Activities pursuant to this Agreement, Buyer will not interfere with or hinder the ownership, use, maintenance or operation of the Property or the surrounding property or any part thereof prior to the delivery of title thereof to Buyer.

(viii) Buyer has no knowledge of any facts or circumstances which, if known to Seller, would make its representations and warranties to Seller as set forth in this paragraph 11(c) incorrect, untrue or misleading in any manner. Buyer’s representations and warranties set forth in this paragraph 11(c) shall survive the Closing or termination of this Agreement for a period of ninety (90) days (the “Survival Period”). Buyer’s representations and warranties contained herein must be true and correct through the Closing Date, and Buyer’s failure to notify Seller prior to the Closing Date of any inaccuracies shall be a default by Buyer under this Agreement

(d) Seller hereby makes the following representations and warranties for the benefit of Buyer as of the date hereof and the Closing Date:

(i) Seller is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Delaware.

(ii) Seller has the power, right and authority to enter into and perform all of the obligations required of Seller under this Agreement and the instruments and documents referenced herein, and to consummate the transaction contemplated hereby.

(iii) Seller has provided or made available to Buyer copies of all Existing Leases and Service Agreements in Seller’s possession.

(iv) To Seller’s knowledge there are no actions, suits, or proceedings pending or threatened in writing against Seller which affect title to the Property or pertain to the ownership, use or operation of the Property, or which question the validity or enforceability of this Agreement or of any action taken by Seller under this Agreement.

(v) Seller has not received written notice from a Governmental Authority of any material violation of any law or governmental regulation applicable to the Property or any part thereof including, without limitation, environmental laws.

(vi) Seller has received no written notice of any pending or threatened condemnation or eminent domain proceedings relating to the Property.

(vii) To Seller’s knowledge, Seller has delivered or made available to Buyer all Due Diligence Materials in Seller’s or its property manager’s possession.

The representations and warranties by Seller set forth in this paragraph 11(d) shall survive the Closing or termination of this Agreement until the expiration of the Survival Period, and any action or claim must be brought against Seller by Buyer or any affiliate of Buyer with respect to a breach of such representations or warranties or any action, suit or other proceedings commenced or pursued, for or in respect of any breach of any representation or warranty made by Seller in this Agreement prior to the expiration of the Survival Period. Notwithstanding anything herein to the contrary, if Buyer discovers prior to Closing that one or more of the representations and warranties under the provisions of this paragraph 11(d), are false or untrue as of the Closing Date, Buyer’s sole remedy will be to exercise its rights under the provisions of paragraph 14(b).

Wherever in this Agreement there is any reference to the “knowledge” of Seller or to any “notice” having been “received” by Seller, in any variation of such references, such references: (i) shall mean only the actual knowledge of, or notice actually received personally by, the asset manager of Seller responsible for overseeing the Property, Gianluca Montalti of Torchlight Investors, LLC, and shall be deemed to imply that Gianluca Montalti has made an appropriate investigation and inquiry of the property manager with respect to the subject matter thereof; (ii) shall not mean or include any imputed or constructive knowledge of Gianluca Montalti, or any notice constructively received by Gianluca Montalti; (iii) shall not include any actual, imputed or constructive knowledge of any officer, agent, employee or affiliate of Gianluca Montalti or Seller, or any other person or entity, or any notice actually or constructively received by any officer, agent, employee or affiliate of Gianluca Montalti or Seller, or any other person or entity; and (iv) shall not be deemed to imply that Gianluca Montalti or any other person or entity has undertaken, or has any duty or obligation to undertake, any investigation or inquiry with respect to the subject matter thereof except as set forth in clause (i) above. In no event shall Gianluca

Montalti or Torchlight Investors, LLC have any personal liability under this Agreement notwithstanding any other provision in this Agreement to the contrary.

12.	Conditions of Buyer’s and Seller’s Obligations.

(a) Seller’s Conditions Precedent to Sale of Property. Seller’s obligation to sell the Property in accordance this Agreement is hereby conditioned upon full and complete satisfaction, or written waiver signed by Seller, where feasible, of each and all of the following conditions precedent (herein individually called a “Seller’s Condition Precedent” and collectively, the “Seller’s Conditions Precedent”) on or prior to the dates specified below:

(i) Seller shall not have received written notice of termination pursuant to Buyer’s right to so terminate as contained herein;

(ii) on or before Closing, Buyer shall have executed and delivered to the Title Company, to be held in escrow pursuant to the terms of this Agreement, all of the Closing Documents to be delivered by Buyer pursuant to paragraph 9(d);

(iii) on or before Closing, Buyer shall have delivered to the Escrow Agent, the full amount of the Purchase Price (taking into consideration the Earnest Money and all prorations, credits and adjustments pursuant to the terms of this Agreement), together with any and all other sums that are to be paid by Buyer at Closing pursuant to this Agreement, including the costs and expenses identified in paragraph 10 and any other amounts shown as payable by Buyer on the Settlement Statement; and

(iv) the representations and warranties made by Buyer in paragraph 11(b) shall be true and correct in all material respects on and as of the date made or deemed to be made and as of the Closing Date and Buyer shall have performed and complied in all respects with all covenants and obligations required to be performed by it as of the Closing Date and in accordance with this Agreement.

Seller agrees that, as soon as Seller has notice of the failure of a Seller’s Condition Precedent, Seller shall notify Buyer thereof and Buyer shall have two (2) Business Days after the giving of such notice within which to cure such failure (no obligation to do so being implied hereby), and, if required, the Closing Date shall automatically be extended to the next Business Day occurring after such two (2) Business Day period. In the event each and all of Seller’s Conditions Precedent are not fully and completely satisfied or waived on or before the dates specified above, or, if applicable, on the first Business Day occurring after the two (2) Business Day cure period mentioned in the immediately preceding sentence, then unless the failure of Seller’s Conditions Precedent is caused by a breach by Seller (in which case Buyer shall have the rights and remedies in paragraph 14(b) on account of such breach), Seller shall have the option to: (A) waive all or any of such Seller’s Conditions Precedent and proceed with Closing; or (B) terminate Seller’s obligation to sell the Property by written notice at or prior to Closing, whereupon Seller’s obligation to sell and Buyer’s obligation to purchase the Property shall be deemed, without additional notice, grace or further act of any party, to be automatically null and void and of no force or effect, in which event neither Seller nor Buyer shall have any further rights or obligations hereunder or relating hereto, except pursuant to the obligations which expressly survive the termination or expiration of this Agreement, and Buyer shall be entitled to a refund of the Earnest Money unless the failure of any of Seller’s Conditions Precedent to be satisfied is caused by a breach in any material respect of any of Buyer’s express representations, warranties, covenants or obligations set forth in this Agreement, in which case Seller shall be entitled to the rights and remedies set forth in paragraph 14(a) on account of such breach. Buyer shall have no liability for failing to satisfy any of the Seller’s Conditions Precedent unless the failure to satisfy the same is caused by a breach in any material respect of any of Buyer’s express representations, warranties, covenants or obligations set forth in this Agreement, whereupon Seller shall also be entitled to the rights and remedies set forth in paragraph 14(a) on account thereof. The Seller’s Conditions Precedent set forth in this paragraph 12(a), and each of them, shall inure solely to the benefit of Seller, and no other Person, including Buyer, shall have any right to waive or defer any of the conditions specified herein.

(b) Buyer’s Conditions Precedent to Purchase of Property. Buyer’s obligation to purchase the Property in accordance with this Agreement is hereby conditioned upon full and complete satisfaction, or written waiver signed by Buyer, of each and all of the following conditions precedent (herein individually called a “Buyer’s Condition Precedent” and collectively, the “Buyer’s Conditions Precedent”) on or prior to the dates specified below:

(i) on or before Closing, Seller shall have executed and delivered to the Escrow Agent, to be held pursuant to the terms of this Agreement, each and all of the Closing Documents to be delivered by Seller pursuant to paragraph 9(a);

(ii) Seller shall have performed and complied in all material respects with all covenants and obligations required to be performed by it under this Agreement as of the Closing Date;

(iii) On or before March 2, 2018, Buyer shall have received the Required Tenant Estoppels, and none of the Required Tenant Estoppels shall indicate the existence of any monetary or other material default under any of the Existing Leases or New Leases;

(iv) the Title Company shall have, at Closing, delivered to Buyer a “marked-up” Title Commitment under which the Title Company is irrevocably committed to issue Buyer an owner’s Title Policy; provided, however, the foregoing shall not be a Buyer’s Condition Precedent if the Title Company’s failure to deliver such Title Commitment is the result of the wrongful acts or omissions of Buyer; and

(v) the representations and warranties made by Seller in paragraph 11(d) above shall be true and correct in all material respects on and as of the Closing Date.

Buyer agrees that, as soon as Buyer has notice of the failure of a Buyer’s Condition Precedent, Buyer shall notify Seller thereof and Seller shall have (i) ten (10) Business Days after the giving of such notice within which to cure any failure (no obligation to do so being implied hereby) of a condition described in paragraphs 12(b)(iii) and 12(b)(iv) above and (ii) two (2) Business Days after the giving of such notice within which to cure such failure (no obligation to do so being implied hereby) of a condition described in paragraphs 12(b)(i), 12(b)(ii) and 12(b)(v) above, and, if required, the Closing Date shall automatically be extended to the next Business Day occurring after the applicable cure period. In the event each and all of the Buyer’s Conditions Precedent are not fully and completely satisfied or waived on or before the dates specified above or, if applicable, on the first Business Day occurring after the applicable cure period mentioned in the immediately preceding sentence, then unless the failure of Buyer’s Conditions Precedent is caused by a breach by Buyer (in which case Seller shall have the rights and remedies in paragraph 14(a) on account of such breach), Buyer shall have the option to: (A) waive all or any of such Buyer’s Conditions Precedent and proceed with Closing; or (B) terminate Buyer’s obligation to purchase the Property by written notice at or prior to the Closing Date, as extended pursuant to this paragraph 12(b), whereupon Buyer’s obligation to purchase and Seller’s obligation to sell the Property shall be deemed, without additional notice, grace or further act of any party, to be automatically null and void and of no force or effect, in which event neither Seller nor Buyer shall have any further rights or obligations hereunder or relating hereto, except pursuant to such provisions hereof as survive termination of this Agreement and Buyer shall be entitled to a refund of the Earnest Money, unless the failure of any of Buyer’s Conditions Precedent to be satisfied is caused by a breach in any material respect of any of Buyer’s express representations, warranties, covenants or obligations set forth in this Agreement existing beyond any applicable notice and cure period, in which case Seller shall be entitled to the rights and remedies set forth in paragraph 14(a) on account of such breach. Seller shall have no liability for failing to satisfy the Buyer’s Conditions Precedent unless the failure to satisfy the same is otherwise, or is caused by, a breach in any material respect of any of Seller’s express covenants or obligations set forth in this Agreement existing beyond any applicable notice and cure period, whereupon Buyer shall also be entitled to the rights and remedies set forth in paragraph 14(b) on account thereof. The Buyer’s Conditions Precedent set forth in this paragraph 12(b), and each of them, shall inure solely to the benefit of Buyer, and no other Person, including Seller, shall have any right to waive or defer any of the conditions specified herein.

13. Possession at Closing. Seller shall surrender possession of the Property to Buyer on the Closing Date, subject to the Permitted Exceptions.

14.	Remedies.

(a) IF THE PURCHASE AND SALE OF THE PROPERTY CONTEMPLATED HEREBY IS NOT CONSUMMATED IN ACCORDANCE WITH THE TERMS AND PROVISIONS OF THIS AGREEMENT DUE TO CIRCUMSTANCES OR CONDITIONS WHICH CONSTITUTE A DEFAULT BY BUYER UNDER THIS AGREEMENT, THE EARNEST MONEY SHALL BE DELIVERED TO AND RETAINED BY SELLER AS SELLER’S FULL LIQUIDATED DAMAGES (AND NOT AS A PENALTY) FOR SUCH DEFAULT. BUYER AND SELLER EXPRESSLY ACKNOWLEDGE THAT THE FOREGOING LIQUIDATED DAMAGES ARE INTENDED NOT AS A PENALTY OR FORFEITURE WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT AS FULL LIQUIDATED DAMAGES PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676, AND 1677 IN THE EVENT OF BUYER’S DEFAULT AND AS COMPENSATION FOR SELLER’S TAKING THE PROPERTY OFF THE MARKET DURING THE TERM OF THIS AGREEMENT. BUYER AND SELLER FURTHER AGREE THAT IN LIGHT OF

THE CIRCUMSTANCES EXISTING AT THE TIME OF THE EXECUTION OF THIS AGREEMENT, THE AMOUNT OF THE FOREGOING LIQUIDATED DAMAGES REPRESENTS A REASONABLE ESTIMATE OF THE HARM LIKELY TO BE SUFFERED BY SELLER IN THE EVENT OF A DEFAULT BY BUYER, AND THAT PROOF OF ACTUAL DAMAGES WOULD BE COSTLY OR IMPRACTICAL TO ASCERTAIN. SUCH DELIVERY OF THE EARNEST MONEY SHALL BE THE SOLE AND EXCLUSIVE REMEDY OF SELLER BY REASON OF A DEFAULT BY BUYER UNDER THIS AGREEMENT, AND SELLER HEREBY WAIVES AND RELEASES ANY RIGHT TO SUE BUYER, AND HEREBY COVENANTS NOT TO SUE BUYER, FOR SPECIFIC PERFORMANCE OF THIS AGREEMENT OR TO PROVE THAT SELLER’S ACTUAL DAMAGES EXCEED THE EARNEST MONEY WHICH IS HEREIN PROVIDED SELLER AS FULL LIQUIDATED DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIQUIDATED DAMAGES SHALL NOT APPLY TO ANY DUTY, OBLIGATION, LIABILITY OR RESPONSIBILITY WHICH BUYER MAY HAVE UNDER THE INDEMNIFICATION PROVISIONS OF PARAGRAPHS 18, 21 AND 23(T) OF THIS AGREEMENT.

Buyer and Seller hereby acknowledge and specifically agree to the foregoing liquidated damages provision.

Seller’s initials:

Buyer’s initials:

(b) If after the Due Diligence Date the purchase and sale of the Property contemplated hereby is not consummated in accordance with the terms and provisions of this Agreement due to circumstances or conditions which constitute a default by Seller under this Agreement, Buyer, as its sole and exclusive remedies may either (i) terminate this Agreement, in which event the Earnest Money shall be refunded to Buyer promptly, Seller shall promptly reimburse Buyer for all reasonable and documented out-of-pocket third-party costs and expenses (including, without limitation, including without limitation title, survey, engineering, legal, zoning, environmental and lender fees, expenses and costs) actually incurred by Buyer until the date this Agreement is so terminated in connection with this Agreement and Buyer’s investigation of the Property in an aggregate amount not to exceed $150,000.00, all rights and obligations of the parties under this Agreement shall expire, and this Agreement shall become null and void except for the provisions of this Agreement that expressly survive the termination hereof, or (ii) sue for specific performance as long as such suit is brought within 60 days after the original scheduled Closing Date. Notwithstanding anything to the contrary in this Agreement, if specific performance is not available to Buyer as a result of the transfer of the Property by Seller to a third party in breach of this Agreement, then Buyer shall have the right to bring an action for Buyer’s actual damages against Seller in an aggregate amount not to exceed $1,000,000.00. For the avoidance of doubt, the inability or failure of the Title Company to issue the Title Policy to Seller at Closing in accordance with the provisions of paragraph 12(b)(iv) evidencing the conveyance of good and marketable fee simple title to the Property to Buyer on the Closing Date shall not constitute a default by Seller under this Agreement unless such inability or failure is caused by a defect in Seller’s title to the Property which is not a

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Permitted Exception under this Agreement, which arises subsequent to the date of Seller’s execution of this Agreement, and which arises solely by reason of an affirmative act of or omission by Seller. Notwithstanding anything in this Agreement to the contrary, in no event shall the liability of Seller under this Agreement or any Closing Documents exceed $1,000,000.00 in the aggregate (the “Liability Cap”). In no event shall Buyer or Seller seek, or be liable for, any special, consequential or punitive damages in connection with this Agreement. Except as expressly otherwise provided herein, Seller shall have no other liability to Buyer under this Agreement.

15.	Damage or Destruction.

(a) If any portion of the Improvements is damaged or destroyed by casualty prior to Closing, Seller shall give Buyer prompt written notice thereof. If any portion of the Improvements is damaged or destroyed by casualty on or before the Due Diligence Date, and Buyer does not elect to terminate this Agreement pursuant to paragraph 5 hereof, then Buyer shall have no right to terminate this Agreement by reason of such damage or destruction. If any portion of the Improvements is damaged or destroyed by casualty after the Due Diligence Date and prior to Closing, and the cost of repair of such damage or destruction is reasonably estimated to exceed ten percent (10%) of the Purchase Price, Buyer shall have the right, at Buyer’s option, to terminate this Agreement by giving written notice to Seller on or before the date ten (10) days after the date upon which Seller gives Buyer written notice of such casualty, in which event the Earnest Money shall be refunded to Buyer promptly upon request, all rights and obligations of the parties under this Agreement shall expire, and this Agreement shall become null and void. In the event of lesser damage or destruction after the Due Diligence Date, Buyer shall have no right to terminate this Agreement by reason of such damage or destruction.

(b) If any portion of the Improvements is damaged or destroyed by casualty prior to Closing and Buyer does not elect to terminate this Agreement in accordance with any termination right, this Agreement shall remain in full force and effect and the parties shall proceed to Closing without any reduction or adjustment in the Purchase Price, except that at Closing:

(i) the Purchase Price shall be reduced by the total of any insurance proceeds actually received by Seller on or before the Closing Date with respect to such casualty and not expended by Seller prior to Closing for the repair or restoration of the Improvements;

(ii) at Closing, Seller shall assign to Buyer all rights of Seller in and to any insurance proceeds payable thereafter by reason of such casualty; and

(iii) to the extent that Seller has not paid the deductible under Seller’s property insurance policy, the amount of such deductible shall be credited against the Purchase Price at Closing and Buyer shall be responsible for paying such deductible.

16.	Condemnation.

(a) In the event of commencement of eminent domain proceedings respecting any portion of the Property prior to Closing, Seller shall give Buyer prompt written notice thereof. If all or any part of the Property is taken by eminent domain proceedings, or if there is the commencement or bona fide threat of the commencement of any such proceedings, on or before the Due Diligence Date, and Buyer does not elect to terminate this Agreement pursuant to paragraph 5 hereof, Buyer shall have no right to terminate this Agreement by reason of such taking. If all or any material part of the Property is taken by eminent domain proceedings after the Due Diligence Date, and prior to Closing, Buyer shall have the right, at Buyer’s option, to terminate this Agreement by giving written notice to Seller on or before the date ten (10) days after the date upon which Seller gives Buyer written notice of such taking, in which event the Earnest Money shall be refunded to Buyer promptly upon request, all rights and obligations of the parties under this Agreement shall expire, and this Agreement shall become null and void. In the event of a taking of less than all or a material part of the Property after the Due Diligence Date, Buyer shall have no right to terminate this Agreement by reason of such taking.

(b) If all or any part of the Property is taken by eminent domain proceedings prior to Closing and Buyer does not elect to terminate this Agreement in accordance with any termination right, this Agreement shall remain in full force and effect and the parties shall proceed to Closing without any reduction or adjustment in the Purchase Price, except that at Closing:

(i) the Purchase Price shall be reduced by the total of any awards or other proceeds actually received by Seller on or before the Closing Date with respect to any taking and not expended by Seller prior to Closing for the repair or restoration of the Property; and

(ii) at Closing, Seller shall assign to Buyer all rights of Seller in and to any awards or other proceeds payable thereafter by reason of such taking.

(c) For the purposes of this paragraph 16, a taking shall be deemed to be of a “material” part of the Property only if such taking involves either:

(i) the taking of more than ten percent (10%) of the existing parking spaces on the Land; or

(ii) the taking of more than ten percent (10%) of the square footage of the Improvements.

17.	Ownership of Information; Confidentiality Obligation.

(a) Any studies, data, reports, analyses, investigations, examinations, tests, inspections or writings of or with respect to the Property produced or obtained on behalf of or at the instance of Buyer shall be deemed the sole, confidential property of Buyer.

(b) If the purchase and sale of the Property is not consummated in accordance with this Agreement for any reason other than a default by Seller, Buyer shall upon the written request of Seller promptly deliver to Seller without any representation or warranty at Buyer’s cost and expense and at no cost or expense to Seller:

(i) a list setting forth the names of all persons or entities who conducted investigations, examinations, tests or inspections of or with respect to the Property on behalf of or at the instance of Buyer;

(ii) copies of all reports, studies, surveys, site plans and other written or graphic material of any kind or nature whatsoever generated, collected, prepared or compiled in connection with such investigations, examinations, tests or inspections, excluding (x) Buyer’s internal market or feasibility studies, (y) materials that are subject to confidentiality, and (z) materials that are subject to attorney-client privilege; and

(iii) an instrument in form and substance reasonably satisfactory to Seller transferring and assigning to Seller, without representation or warranty of any kind, all of Buyer’s rights, title and interest in or to the materials described in clause (ii), above.

(c) No information or contents of any environmental reports, and no results of any investigation of the Property, including, but not limited to, the contents of the report issued in connection therewith, shall be disclosed by Buyer or its agents, consultants or employees to any third party (other than Buyer’s investors, principals, agents, attorneys, consultants and/or employees) without Seller’s prior written approval, unless and until Buyer is legally compelled to make such disclosure under applicable laws or until Buyer consummates its purchase of the Property pursuant to this Agreement. Notwithstanding the foregoing, Buyer may disclose such matters to Buyer’s consultants and Related Parties who, in Buyer’s reasonable opinion, must know such information for the purpose of evaluating the same for Buyer as a potential purchaser of the Property. Buyer shall take all reasonably necessary actions to ensure that any Related Parties to whom such documents, items or information are furnished not make the same available or disclose the contents thereof to any person. If this Agreement is terminated for any reason, Buyer shall immediately return to Seller or destroy any and all documents, plans and other items furnished to Buyer or any Related Parties pursuant to this paragraph 17(c) without retaining copies thereof except to the extent necessary to comply with internal record retention policies.    Notwithstanding the foregoing and anything to the contrary in this Agreement, nothing contained herein shall impair Buyer’s (or any of Buyer’s affiliate’s) right to disclose information relating to this Agreement or the Property (a) to any due diligence representatives and/or consultants that are engaged by, work for or are acting on behalf of, any securities dealers and/or broker dealers evaluating Buyer or its Affiliates, (b) in connection with any filings (including any amendment or supplement to any S-11 filing) with governmental agencies (including the United States Securities and Exchange Commission) by any REIT holding an interest (direct or indirect) in Buyer, and (c) to any broker/dealers in the Buyer’s or any REIT’s broker/dealer network and any of the REIT’s or Buyer’s investors. In addition, notwithstanding anything to the contrary in this Agreement, any person may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment or tax structure. The provisions of this paragraph 17(c) shall survive the consummation of the purchase and sale of the Property on the Closing Date hereunder or any termination or cancellation of this Agreement.

(d) All studies, data, reports, analyses, writings and communications, including, without limitation, any environmental reports, shall be generated by any consultant for the use of Buyer’s and Seller’s attorneys and, to the fullest extent permitted by law, shall be the work product of both Buyer’s and Seller’s respective attorneys and shall constitute confidential attorney/client communications, and each party shall use its best efforts to ensure that such confidentiality and privilege is maintained.

18. Broker and Commission. (a) All negotiations relative to this Agreement and the purchase and sale of the Property as contemplated by and provided for in this Agreement have been conducted by and between Seller and Buyer without the intervention of any person or other party as agent or broker, with the exception of NEWMARK OF SOUTHERN CALIFORNIA, INC., a California corporation (herein called “Broker”), who has acted as agent for Seller. Seller, Buyer and Broker warrant and represent to each other that, other than with regard to Broker, Seller and Buyer have not entered into any agreement or arrangement and have not received services from any broker or broker’s employees or independent contractors which would give rise to any claim of lien or lien against the Property, and there are and will be no broker’s commissions or fees payable in connection with this Agreement or the purchase and sale of the Property by reason of their respective dealings, negotiations or communications except the commission payable to Broker by Seller in accordance with the terms and provisions of a separate agreement between Seller and Broker (herein called the “Commission”). Seller and Buyer shall and do each hereby indemnify, defend and hold harmless each of the others from and against any and all liabilities, damages, losses, costs and expenses (including attorneys’ fees and expenses) in any manner arising out of, by reason of or in connection with the claims, demands, actions and judgments of any and all brokers, agents and other intermediaries alleging a commission, fee or other payment to be owing by reason of their respective dealings, negotiations or communications in connection with this Agreement or the purchase and sale of the Property.

(b) If required by Title Company, Seller shall cause Broker to provide at Closing a sworn affidavit with respect to the payment of the compensation due Broker at Closing in connection with the transactions contemplated by this Agreement and waiving and releasing any and all lien rights with respect to the Property, and running in favor of Buyer, Seller, and Title Company.

19. Limitation on Seller Liability. WITHOUT LIMITATION OF ANY OTHER PROVISIONS OF THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, PARAGRAPH 14(B)), ANY PARTY SEEKING TO ENFORCE ANY DUTY, OBLIGATION, LIABILITY OR RESPONSIBILITY OF SELLER ARISING UNDER THIS AGREEMENT SHALL RELY ON AND LOOK SOLELY TO THE PROPERTY AND THE PROCEEDS THEREOF. SELLER SHALL HAVE NO LIABILITY FOR THE PERFORMANCE OF ANY DUTIES OR OBLIGATIONS OF SELLER UNDER THIS AGREEMENT BEYOND ITS INTEREST IN THE PROPERTY AND THE PROCEEDS THEREOF. BUYER WILL NOT SEEK TO ENFORCE ANY JUDGMENT OBTAINED BY BUYER AGAINST SELLER AGAINST ANY PROPERTY OF SELLER OTHER THAN ITS INTEREST IN THE PROPERTY AND THE PROCEEDS THEREOF, AND BUYER SHALL LOOK SOLELY TO, AND RELY SOLELY ON, ITS INTEREST IN THE PROPERTY AND THE PROCEEDS THEREOF FOR ENFORCEMENT AND SATISFACTION THEREOF. SELLER

COVENANTS AND AGREES THAT, UNTIL THE EXPIRATION OF THE SURVIVAL PERIOD, SELLER SHALL AT ALL TIMES MAINTAIN UNENCUMBERED LIQUID ASSETS IN AN AMOUNT NO LESS THAN THE LIABILITY CAP. SELLER FURTHER HEREBY ACKNOWLEDGES THAT ITS OBLIGATIONS UNDER THIS AGREEMENT TO INDEMNIFY AND/OR REIMBURSE BUYER FOR ITS DAMAGES RESULTING FROM A MISREPRESENTATION OF SELLER PURSUANT TO THIS AGREEMENT (WHICH IS CAPPED AT THE LIABILITY CAP AND IS OTHERWISE SUBJECT TO ALL OF THE TERMS, CONDITIONS AND LIMITATION SET FORTH IN THIS AGREEMENT) IS AND SHALL BE AFTER CLOSING DEEMED A CONTINGENT, CONDITIONAL AND UNMATURED CONTRACTUAL CLAIM KNOWN TO IT WITHIN THE MEANING OF SECTION 180804(B)(1) OF THE DELAWARE LIMITED LIABILITY ACT, AS AMENDED. THE PROVISIONS OF THIS SECTION 19 SHALL SURVIVE THE CLOSING OR TERMINATION OF THIS AGREEMENT AND SHALL NOT BE MERGED INTO THE DEED.

20. Survival. The provisions of paragraphs 5(f), 6, 11(a), 11(b), 11(c), 11(d), 17, 18, 19, 21, and 23 of this Agreement, and the provisions of clauses (i), (ii) and (iii) of paragraph 5(a) of this Agreement, shall survive the consummation of the purchase and sale of the Property on the Closing Date, the delivery of the Deed and the payment of the Purchase Price, in each case subject to the survival time periods respectively contained therein (if any). Notwithstanding anything to the contrary set forth in this Agreement, the provisions of paragraphs 5(d), 11(a), 11(b), 11(c), 11(d), 17, 18, 19, 21, and 23 of this Agreement and the provisions of clauses (i), (ii) and (iii) of paragraph 5(a) of this Agreement, shall also survive any termination of this Agreement in accordance with its respective terms. Except as expressly set forth in this paragraph 20, this Agreement shall not survive the consummation of the purchase and sale of the Property on the Closing Date, the delivery of the Deed and the payment of the Purchase Price.

21. ERISA Compliance. Buyer is not, and is not acting on behalf of: (i) a “plan”, as defined in Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended (herein called “ERISA”), that is subject to Title I of ERISA; (ii) a “plan”, as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, and which is subject to the fiduciary and prohibited transaction provisions of Section 4975 of the Code (each of the foregoing being herein collectively called a “Plan”); (iii) an entity whose assets include “plan assets” under Department of Labor Regulation 2510.3-101 and Section 3(42) of ERISA by reason of one or more Plan’s investment in such entity; or (iv) a “plan”, as defined in Section 3(3) of ERISA that is not subject to Title I of ERISA. Buyer does not have, and is not acting on behalf of an entity which has, a “party in interest” (as defined in Section 3(14) of ERISA) relationship to Seller or any comparable relationship under state law to Seller. Buyer represents and covenants that the transaction contemplated by this Agreement (and any underlying obligations contemplated by this Agreement) does not and shall not constitute a prohibited transaction under ERISA or a comparable violation of state law. Buyer shall, and does hereby, indemnify, defend and hold harmless Seller and any of its affiliates, and their respective officers, partners, directors, employees or agents (herein collectively called the “Indemnified Parties”) from and against any and all liabilities, damages, losses, costs and expenses (including attorneys’ fees and expenses) in any manner arising out of, by reason of or in connection with any claims, demands, actions and judgments arising out of, by reason of or in connection with the untruth of any of the statements, representations and warranties of Buyer set forth in this paragraph 21.

22. Management Matters. Seller shall cause the existing management agreement with Seller’s property manager for the management of the Project and the existing leasing services agreement with Seller’s leasing agent to be terminated immediately upon the Closing.

23.	General Provisions.

(a) Notices. Whenever any notice, demand or request is required or permitted under this Agreement, such notice, demand or request shall be in writing and shall be delivered by hand, be sent by registered or certified mail, postage prepaid, return receipt requested, or be sent by nationally recognized commercial courier for next business day delivery, to the addresses set forth below the parties’ respective executions hereof, or to such other addresses as are specified by written notice given in accordance herewith, or shall be transmitted by facsimile to the number for each party set forth below their respective executions hereof, or to such other numbers as are specified by written notice given in accordance herewith, or sent by electronic mail to the electronic mail address for each party set forth below their respective executions hereof, or to such other electronic mail address as are specified by written notice given in accordance herewith. All notices, demands or requests delivered by hand shall be deemed given upon the date so delivered; those given by mailing as hereinabove provided shall be deemed given on the date of deposit in the United States Mail; those given by commercial courier as hereinabove provided shall be deemed given on the date of deposit with the commercial courier; those given by facsimile shall be deemed given on the date of facsimile transmittal; and those given by electronic mail shall be deemed given on the date sent by electronic mail. Nonetheless, the time period, if any, in which a response to any notice, demand or request must be given shall commence to run from the date of receipt of the notice, demand or request by the addressee thereof. Any notice, demand or request not received because of changed address or facsimile number of which no notice was given as hereinabove provided or because of refusal to accept delivery shall be deemed received by the party to whom addressed on the date of hand delivery, on the date of facsimile transmittal, on the first calendar day after deposit with commercial courier, on the date of electronic mail, or on the third calendar day following deposit in the United States Mail, as the case may be.

(b) Facsimile or E-Mail as Writing. The parties expressly acknowledge and agree that, notwithstanding any statutory or decisional law to the contrary, the printed product of a telecopied document or an electronic transmittal of a .pdf shall be deemed to be “written” and a “writing” for all purposes of this Agreement.

(c) Assignment. This Agreement may not be assigned by Buyer, in whole or in part, without the prior written consent of Seller, and any such assignment without the consent of Seller shall be null and void and of no force or effect. Notwithstanding the foregoing provisions, this Agreement may be assigned to any to an entity that is a real estate investment trust (“REIT”) (or that is wholly owned directly or indirectly by a REIT) for which Buyer or an affiliate of Buyer acts as the investment advisor without the prior written consent of Seller, so long as Buyer gives Seller notice of such assignment setting forth the correct name and signature block of such assignee, at least seven (7) days prior to the Closing Date. No assignment shall relieve KBS

Capital Advisors LLC, a Delaware limited liability (herein called “Original Buyer”) of liability for the performance of Buyer’s duties and obligations under this Agreement unless and until the Closing is consummated, whether arising before or after the date of such assignment or Closing, and Original Buyer and any assignee of Original Buyer hereunder shall be and remain jointly severally liable for such duties and obligations unless and until the Closing is consummated. Subject to the foregoing provisions, this Agreement shall be binding upon and enforceable against, and shall inure to the benefit of, Buyer and Seller and their respective legal representatives, successors and permitted assigns.

(d) Headings. The use of headings, captions and numbers in this Agreement is solely for the convenience of identifying and indexing the various provisions in this Agreement, and shall in no event be considered otherwise in construing or interpreting any provision in this Agreement.

(e) Exhibits. Each and every exhibit referred to or otherwise mentioned in this Agreement is attached to this Agreement, and is and shall be construed to be made a part of this Agreement by such reference or other mention at each point at which such reference or other mention occurs, in the same manner and with the same effect as if each exhibit were set forth in full and at length every time it is referred to or otherwise mentioned.

(f) Defined Terms. Capitalized terms used in this Agreement shall have the meanings ascribed to them at the point where first defined, irrespective of where their use occurs, with the same effect as if the definitions of such terms were set forth in full and at length every time such terms are used.

(g) Pronouns. Wherever appropriate in this Agreement, personal pronouns shall be deemed to include the other genders and the singular to include the plural.

(h) Severability. If any term, covenant, condition or provision of this Agreement, or the application thereof to any person or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Agreement or the application of such term, covenant, condition or provision to any other person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each term, covenant, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

(i) Non-Waiver. Failure by any party to complain of any action, non-action or breach of any other party shall not constitute a waiver of any aggrieved party’s rights hereunder. Waiver by any party of any right arising from any breach of any other party shall not constitute a waiver of any other right arising from a subsequent breach of the same obligation or for any other default, past, present or future.

(j) Time of Essence; Dates. Time is of the essence of this Agreement. Anywhere a date certain is stated for payment or for performance of any obligation, the day certain so stated enters into and becomes a part of the consideration for this Agreement. If any date set forth in this Agreement shall fall on, or any time period set forth in this Agreement shall expire on, a day which is a Saturday, Sunday or federal or state holiday, such date shall automatically be extended to, and the expiration of such time period shall automatically be extended to, the next day which is not a Saturday, Sunday or federal or state holiday. The final day of any time period under this Agreement or any deadline under this Agreement shall be the specified day or date, and shall include the period of time through and including such specified day or date. Any day which is not a Saturday, Sunday or federal or state holiday is herein sometimes called a “Business Day”.

(k) Applicable Law. This Agreement shall be governed by, construed under and interpreted and enforced in accordance with the laws of the State of California.

(l) Entire Agreement; Modification. This Agreement supersedes all prior discussions and agreements between Seller and Buyer with respect to the purchase and sale of the Property and other matters contained herein, and this Agreement contains the sole and entire understanding between Seller and Buyer with respect thereto. This Agreement shall not be modified or amended except by an instrument in writing executed by or on behalf of Seller and Buyer.

(m) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument. Executed counterparts may be transmitted by telecopy, email or other electronic means and copies so transmitted when printed shall be deemed originals.

(n) Attorneys’ Fees. In the event of any litigation between Buyer and Seller arising under or in connection with this Agreement, the prevailing party shall be entitled to recover from the other party the expenses of litigation (including reasonable attorneys’ fees, expenses and disbursements) incurred by the prevailing party.

(o) Authority. Each party hereto warrants and represents that such party has full and complete authority to enter into this Agreement and each person executing this Agreement on behalf of a party warrants and represents that he has been fully authorized to execute this Agreement on behalf of such party and that such party is bound by the signature of such representative.

(p) Counsel. Each party hereto warrants and represents that each party has been afforded the opportunity to be represented by counsel of its choice in connection with the execution of this Agreement and has had ample opportunity to read, review, and understand the provisions of this Agreement.

(q) No Construction Against Preparer. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party by any court or other governmental or judicial authority by reason of such party’s having or being deemed to have prepared or imposed such provision. Therefore, Seller and Buyer waive the effect of California Civil Code Section 1654 which interprets uncertainties in a contract against the party who drafted the contract.

(r) No Lien. This Agreement is not and shall not be deemed or considered to convey or be an interest in or lien against the Property.

(s) No Recording. In no event shall this Agreement or any memorandum hereof be recorded by Buyer in any public records, except to the extent required to maintain an action for specific performance, and any such recordation or attempted recordation shall constitute a breach of this Agreement by Buyer.

(t) ADA Disclosure. Buyer acknowledges that the Project may be subject to the federal Americans With Disabilities Act (herein called the “ADA”). The ADA requires, among other matters, that tenants and/or owners of “public accommodations” remove barriers in order to make the Property accessible to disabled persons and provide auxiliary aids and services for hearing, vision or speech impaired persons. Without limiting the generality of any provision of this Agreement, except as expressly set forth in paragraph 11(d) above. Seller makes no warranty, representation or guarantee of any type or kind with respect to the Project’s compliance with the ADA (or any similar state or local law), and Seller expressly disclaims any such representation.

(u) Prohibited Person; Buyer’s Funds; Patriot Act.

(i) For purposes of this Agreement, a “Prohibited Person” means any of the following: (i) a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001) (herein called the “Executive Order”); (ii) a person or entity owned or controlled by, or acting for or on behalf of any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person or entity that is named as a “specifically designated national” or “blocked person” on the most current list published by the U.S. Treasury Department’s Office of Foreign Assets Control    (herein called “OFAC”) at its official website, http://www.treas.gov/offices/enforcement/ofac; (iv) a person or entity that is otherwise the target of any economic sanctions program currently administered by OFAC; or (v) a person or entity that is affiliated with any person or entity identified in the foregoing clauses (i), (ii), (iii), or (iv). Buyer represents and warrants to Seller, knowing that Seller is relying on such representation and warranty, that Buyer nor any person who owns a direct interest in Buyer is not now nor shall be at any time until Closing a Prohibited Person.

(ii) Buyer has taken and shall continue to take until Closing, such measures as are required by law to assure that the funds used to pay to Seller the Purchase Price are derived (1) from transactions that do not violate United States law nor, to the extent such funds originate outside the United States, do not violate the laws of the jurisdiction in which they originated; and (2) from permissible sources under United States law and to the extent such funds originate outside the United States, under the laws of the jurisdiction in which they originated.

(iii) To the best of Buyer’s knowledge after making due inquiry, neither Buyer nor any Buyer Party, nor any Person providing funds to Buyer (1) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti

Money Laundering Laws; (2) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws (as defined herein); or (3) has had any of its funds seized or forfeited in any action under any Anti Money Laundering Laws. For purposes of this paragraph 23(u)(iii), the term “Anti-Money Laundering Laws” shall mean laws, regulations and sanctions, state and federal, criminal and civil, that (a) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (b) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (c) require identification and documentation of the parties with whom a United States Financial Institution as defined in 31 U.S.C. 5312, as periodically amended, conducts business; or (d) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations and sanctions shall be deemed to include the USA PATRIOT Act of 2001, Pub. L. No. 107-56 (herein called the “Patriot Act”), the Bank Secrecy Act, 31 U.S.C. Section 5311 et seq., the Trading with the Enemy Act, 50 U.S.C. App. Section 1 et seq., the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et seq., and the sanction regulations promulgated pursuant thereto by the OFAC, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957.

(iv) Buyer is in compliance with any and all applicable provisions of the Patriot Act.

(v) Press Release. After Closing, Buyer may issue a press release regarding the sale contemplated by this Agreement so long as such press release is first approved in writing (or via e-mail) by Seller, which approval will not be unreasonably withheld, conditioned or delayed.

(w) Jury Waiver. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE BUYER AND SELLER DO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THEIR RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, OR UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE DOCUMENTS DELIVERED BY BUYER AT CLOSING OR SELLER AT CLOSING, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ANY ACTIONS OF EITHER SELLER OR BUYER ARISING OUT OF OR RELATED IN ANY MANNER WITH THIS AGREEMENT OR THE PROPERTY (INCLUDING WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT AND ANY CLAIMS OR DEFENSES ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR SELLER AND BUYER TO ENTER INTO AND ACCEPT THIS AGREEMENT AND THE DOCUMENTS DELIVERED BY BUYER AT CLOSING AND SHALL SURVIVE THE CLOSING OR THE TERMINATION OF THIS AGREEMENT. IF THE FOREGOING JURY TRIAL WAIVER IS DEEMED UNENFORCEABLE BY A COURT OF COMPETENT JURISDICTION, BUYER AND SELLER AGREE THAT ANY LITIGATION BASED ON THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT SHALL BE RESOLVED BY A GENERAL REFERENCE

PROCEEDING IN THE STATE OF CALIFORNIA IN ACCORDANCE WITH THE PROVISIONS OF SECTIONS 638 TO 645.2, INCLUSIVE, OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR THEIR SUCCESSOR SECTIONS, EXCEPT AS OTHERWISE MODIFIED HEREIN. BUYER AND SELLER SHALL COOPERATE IN GOOD FAITH TO ENSURE THAT ALL NECESSARY AND APPROPRIATE PARTIES ARE INCLUDED IN THE JUDICIAL REFERENCE PROCEEDING. IN THE EVENT THAT A LEGAL PROCEEDING IS INITIATED BASED ON ANY SUCH DISPUTE, THE FOLLOWING SHALL APPLY: 1) THE PROCEEDING SHALL BE BROUGHT AND HELD IN ORANGE COUNTY UNLESS THE PARTIES AGREE TO A DIFFERENT VENUE; 2) THE PARTIES SHALL USE THE PROCEDURES ADOPTED BY JAMS FOR JUDICIAL REFERENCE AND SELECTION OF A REFEREE (OR ANY OTHER ENTITY OFFERING JUDICIAL REFERENCE DISPUTE RESOLUTION PROCEDURES AS MAY BE MUTUALLY ACCEPTABLE TO THE PARTIES); 3) THE REFEREE MUST BE A RETIRED JUDGE WITH NOT LESS THAN FIFTEEN (15) YEARS EXPERIENCE IN RELEVANT REAL ESTATE MATTERS; 4) THE PARTIES TO THE JUDICIAL REFERENCE PROCEDURE SHALL AGREE UPON A SINGLE REFEREE WHO SHALL HAVE THE POWER TO TRY ANY AND ALL OF THE ISSUES RAISED, WHETHER OF FACT OR OF LAW, WHICH MAY BE PERTINENT TO THE MATTERS IN DISPUTE, AND TO ISSUE A STATEMENT OF DECISION THEREON. ANY DISPUTE REGARDING THE SELECTION OF THE REFEREE SHALL BE RESOLVED BY JAMS OR THE ENTITY PROVIDING THE REFERENCE SERVICES, OR, IF NO ENTITY IS INVOLVED, BY THE COURT IN ACCORDANCE WITH CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 AND 640; 5) THE REFEREE SHALL BE AUTHORIZED TO PROVIDE ALL REMEDIES AVAILABLE IN LAW OR EQUITY APPROPRIATE UNDER THE CIRCUMSTANCES OF THE CONTROVERSY; 6) THE REFEREE MAY REQUIRE ONE OR MORE PRE-HEARING CONFERENCES; 7) THE PARTIES SHALL BE ENTITLED TO DISCOVERY, AND THE REFEREE SHALL OVERSEE DISCOVERY AND MAY ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE; 8) A STENOGRAPHIC RECORD OF THE REFERENCE PROCEEDINGS SHALL BE MADE; 9) THE REFEREE’S STATEMENT OF DECISION SHALL CONTAIN FINDINGS OF FACT AND CONCLUSIONS OF LAW TO THE EXTENT APPLICABLE; 10) THE REFEREE SHALL HAVE THE AUTHORITY TO RULE ON ALL POST-HEARING MOTIONS IN THE SAME MANNER AS A TRIAL JUDGE; 11) THE PARTIES SHALL PROMPTLY AND DILIGENTLY COOPERATE WITH EACH OTHER AND THE REFEREE AND PERFORM SUCH ACTS AS MAY BE NECESSARY FOR AN EXPEDITIOUS RESOLUTION OF THE DISPUTE; 12) EXCEPT AS PROVIDED IN PARAGRAPH 23(n) OR AS REQUIRED BY APPLICABLE LAW, EACH PARTY SHALL BEAR 1/2 OF THE COSTS OF THE JUDICIAL REFERENCE PROCEEDING. THE REFEREE MAY NOT AWARD AGAINST EITHER PARTY ANY EXPENSES IN EXCESS OF THOSE THAT WOULD BE RECOVERABLE AS COSTS IF THE DISPUTE HAD BEEN LITIGATED TO FINAL JUDGMENT IN COURT. EXCEPT AS PROVIDED IN PARAGRAPH 23(n), EACH PARTY TO THE JUDICIAL REFERENCE PROCEEDING SHALL BEAR ITS OWN ATTORNEYS’

FEES AND COSTS IN CONNECTION WITH SUCH PROCEEDING; AND 13) THE STATEMENT OF DECISION OF THE REFEREE UPON ALL OF THE ISSUES CONSIDERED BY THE REFEREE SHALL BE BINDING UPON THE PARTIES, AND UPON FILING OF THE STATEMENT OF DECISION WITH THE CLERK OF THE COURT, OR WITH THE JUDGE WHERE THERE IS NO CLERK, JUDGMENT MAY BE ENTERED THEREON. THE DECISION OF THE REFEREE SHALL BE APPEALABLE AS IF RENDERED BY THE COURT. THIS PROVISION SHALL IN NO WAY BE CONSTRUED TO LIMIT ANY VALID CAUSE OF ACTION, WHICH MAY BE BROUGHT BY ANY OF THE PARTIES.

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IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute and deliver this Agreement, all as of the day and year first written above.

SELLER:

DOF II CITY TOWER, LLC,
a Delaware limited liability company

By:	Torchlight Debt Opportunity II, LLC, its sole member

By:	Torchlight Debt Opportunity II GP, LLC, its managing member

By: /s/ Sanford Weintraub
Name: Sanford Weintraub
Title: Authorized Signatory

Address for notices:

c/o Torchlight Investors, LLC
475 Fifth Avenue
New York, New York 10017
Attention: Luca Montalti

Telephone: (212) 808-3665
Facsimile: (646) 253-9721
E-Mail Address: GMontalti@torchlightinvestors.com

With a copy to:

Kilpatrick Townsend & Stockton LLP
1100 Peachtree Street N.E., Suite 2800
Atlanta, Georgia 30309

Attention: Eric J. Berardi, Esq.
Telephone: (404) 815-6640
Facsimile: (404) 541-3289
E-Mail Address: eberardi@kilpatricktownsend.com

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BUYER:

KBS CAPITAL ADVISORS LLC
a Delaware limited liability company

By:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer

Address for notices:
KBS Capital Advisors LLC 800 Newport Center Drive, Suite 700
Newport Beach, California 92660
Attention:	Brian Ragsdale
Telephone:	(949) 797-0305
Facsimile:	(949) 417-6501
Email:	bragdsale@kbs.com

With a copy to:

KBS Capital Advisors LLC 800 Newport Center Drive, Suite 700
Newport Beach, California 92660
Attention:	Shep Wainwright
Telephone:	(949) 797-0372
Facsimile:	(949) 417-6501
Email:	swainwright@kbs.com

With a copy to:

KBS Capital Advisors LLC 800 Newport Center Drive, Suite 700
Newport Beach, California 92660
Attention:	James Chiboucas, Esq.
Telephone:	(949) 417-6501
Facsimile:	(949) 417-6501
Email:	jchiboucas@kbs.com

With a copy to:

Sheppard Mullin Richter & Hampton LLP 650 Town Center Drive, 4th Floor
Costa Mesa, California 92626
Attention:	Scott A. Morehouse, Esq.
Telephone:	(714) 424-2865
Facsimile:	(714) 428-5995
Email:	smorehouse@sheppardmullin.com

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Escrow Agent executes this Agreement to acknowledge and agree to hold and disburse the Earnest Money in accordance with the terms and provisions of this Agreement.

ESCROW AGENT:

COMMONWEALTH LAND TITLE INSURANCE
COMPANY
By: /s/ Mary Goetz-Graham
Name: Mary Goetz-Graham
Title: Counsel

Address for notices:

Commonwealth Land Title Insurance Company c/o New York Land Services, Inc. 630 Third Avenue 12th Floor
New York, NY 10017

Attn: Vanessa Cohen
Mary Goetz-Graham
Telephone: (212) 490-2277
Facsimile: (212) 490-8012
E-mail Address:	Vanessa.cohen@fnf.com
Mary.Goetz-Graham@fnf.com

File No.: NYLS 106272-CA

EXHIBIT “A”

DESCRIPTION OF PROPERTY

All of that land, together with all improvements thereon and all appurtenances thereto, located in the City of Orange, County of Orange, State of California, described as follows:

PARCEL A:

PARCEL 1 AS SHOWN ON EXHIBIT “B” OF THE LOT LINE ADJUSTMENT NO.LL 97-4, AS EVIDENCED BY THE DOCUMENT RECORDED OCTOBER 15, 1997 AS INSTRUMENT NO. 1997-515999 OF OFFICIAL RECORDS, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEING ALL OF PARCEL 1 AND A PORTION OF PARCEL 2 OF PARCEL MAP NO.86-411 IN THE CITY OF ORANGE AS SHOWN BY MAP ON FILE IN BOOK 240 OF PARCEL MAPS, PAGES 39 AND 40 THEREOF, RECORDS OF ORANGE COUNTY, CALIFORNIA DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHERLY TERMINUS OF THE MOST WESTERLY OF SAID PARCEL 1, PARCEL MAP NO. 86-411;

THE FOLLOWING FOURTEEN (14) COURSES CONTINUE ALONG THE WESTERLY, NORTHERLY, EASTERLY AND SOUTHERLY LINE OF SAID PARCEL 1:

THENCE NORTH 00° 00’ 00” EAST, A DISTANCE OF 352.95 FEET;

THENCE NORTHERLY ON A TANGENT CURVE CONCAVE EASTERLY, HAVING A RADIUS OF 215.25 FEET, THROUGH AN ANGLE OF 11° 02’ 38”, AN ARC LENGTH OF 41.49 FEET;

THENCE NORTHERLY AND EASTERLY ON A CURVE CONCAVE SOUTHEASTERLY, HAVING A RADIUS OF 107.25 FEET, THROUGH AN ANGLE OF 67° 54’ 44”, AN ARC LENGTH OF 127.12’ (THE INITIAL RADIAL LINE BEARS NORTH 78° 57’ 22” WEST);

THENCE EASTERLY ON A CURVE CONCAVE SOUTHERLY, HAVING A RADIUS OF 215.25 FEET, THROUGH AN ANGLE OF 11° 02’ 38” AN ARC LENGTH OF 41.49 FEET (THE INITIAL RADIAL LINE BEARS NORTH 11° 02’ 38” WEST);

THENCE SOUTH 90° 00’ 00” EAST, A DISTANCE OF 99.30 FEET;

THENCE EASTERLY ON A TANGENT CURVE CONCAVE SOUTHERLY, HAVING A RADIUS OF 45.50 FEET, THROUGH AN ANGLE OF 18° 26’ 47”, AN ARC LENGTH OF 14.65 FEET;

THENCE SOUTH 71° 33’ 13” EAST, A DISTANCE OF 16.58 FEET;

Exhibit A - 1

THENCE EASTERLY ON A TANGENT CURVE CONCAVE NORTHERLY, HAVING A RADIUS OF 47.00 FEET, THROUGH AN ANGLE OF 18° 26’ 47“AN ARC LENGTH OF 15.13 FEET;

THENCE SOUTH 90° 00’ 00” EAST, A DISTANCE OF 55.00 FEET;

THENCE SOUTHEASTERLY ON A TANGENT CURVE CONCAVE SOUTHWESTERLY, HAVING A RADIUS OF 31.25 FEET, THROUGH AN ANGLE OF 69° 47’ 37”, AN ARC LENGTH OF 38.07 FEET;

THENCE SOUTHEASTERLY ON A CURVE CONCAVE NORTHEASTERLY, HAVING A RADIUS OF 453.17 FEET, THROUGH AN ANGLE OF 12° 46’ 37”, AN ARC LENGTH OF 101.06 FEET (THE INITIAL RADIAL LINE BEARS SOUTH 69° 47’ 37” WEST);

THENCE SOUTH 32° 59’ 00” EAST, A DISTANCE OF 242.94 FEET TO THE SOUTHEASTERLY CORNER OF SAID PARCEL 1;

THENCE NORTH 90° 00’ 00” WEST, A DISTANCE OF 121.09 FEET;

THENCE SOUTH 00° 00’ 00” WEST, A DISTANCE OF 39.35 FEET;

THENCE LEAVING SAID EASTERLY LINE OF SAID PARCEL 1 SOUTH 90° 00’ 00” EAST, A DISTANCE OF 10.00 FEET;

THENCE SOUTH 00° 00’ 00” WEST, A DISTANCE OF 26.41 FEET;

THENCE SOUTHEASTERLY ON A NON-TANGENT CURVE CONCAVE EASTERLY, HAVING A RADIUS OF 64.00 FEET, THROUGH AN ANGLE OF 13° 29’ 09”, AN ARC LENGTH OF 15.06 FEET (THE INITIAL RADIAL LINE BEARS SOUTH 75° 06’ 55” WEST);

THENCE SOUTH 28° 22’ 14” EAST, A DISTANCE OF 9.96 FEET;

THENCE SOUTHERLY ON A TANGENT CURVE CONCAVE WESTERLY, HAVING A RADIUS OF 196.00 FEET, THROUGH AN ANGLE OF 28° 22’ 14”, AN ARC LENGTH OF 97.01 FEET;

THENCE SOUTH 00° 00’ 42” EAST, A DISTANCE OF 40.96 FEET TO THE SOUTHERLY LINE OF SAID PARCEL 2, PARCEL MAP NO. 86-411; THENCE NORTHWESTERLY ALONG SAID SOUTHERLY LINE OF PARCEL 2 AND THE SOUTHERLY LINE OF SAID PARCEL 1, ON A NON-TANGENT CURVE CONCAVE SOUTHERLY, HAVING A RADIUS OF 281.75 FEET, THROUGH AN ANGLE OF 27° 56’ 08”, AN ARC LENGTH OF 137.37 FEET (THE INITIAL RADIAL LINE BEARS NORTH 27° 56’ 08” EAST);

THE FOLLOWING TWO (2) COURSES CONTINUE ALONG SAID SOUTHERLY OF PARCEL 1, PARCEL MAP NO. 86-411:

THENCE NORTH 90° 00’ 00” WEST, A DISTANCE OF 295.46 FEET;

Exhibit A - 2

THENCE NORTHWESTERLY ON A TANGENT CURVE, CONCAVE NORTHEASTERLY HAVING A RADIUS OF 31.25 FEET, THROUGH AN ANGLE OF 90° 00’ 00”, AN ARC LENGTH OF 49.09 FEET TO THE POINT OF BEGINNING.

THE ABOVE DESCRIBED PARCEL OF LAND CONTAINS 5.07 ACRES, MORE OR LESS.

PARCEL B:

INTENTIONALLY DELETED

PARCEL C:

A NONEXCLUSIVE EASEMENT FOR PEDESTRIAN AND VEHICULAR INGRESS, EGRESS, ACCESS, CIRCULATION AND SURFACE DRAINAGE OVER THE REAL PROPERTY DESCRIBED IN THAT CERTAIN ROADWAY EASEMENT AGREEMENT RECORDED APRIL 10, 1997 AS INSTRUMENT NO. 19970165666 OF OFFICIAL RECORDS OF ORANGE COUNTY, STATE OF CALIFORNIA.

APN: 231-061-50

Exhibit A - 3

EXHIBIT “B”

RENT ROLL

See Attached.

Exhibit B

EXHIBIT “C”

SCHEDULE OF SERVICE AGREEMENTS

VENDOR	SERVICE
California Coast Plumbers	Backflow annual testing & repairs
Horizon Lighting	Electrical/Lighting
ABM Electrical Power Services	Electrical/Infrared Inspection
Otis Elevator Company	Elevator Maintenance
Able Engineering Services	Engineers
Seismic Systems Service	EQ/Accelerograph Maintenance
Red Hawk Fire & Security	Fire Alarm Monitoring
Fire Safety First	Fire Sprinkler/Alarm Testing/Fire Extinguishers
Duthie Power Services	Fire pump & emergency generator annual testing
EMCOR/Mesa Energy Systems, Inc.	HVAC/Automation Maintenance
Able Building Maintenance	Janitorial/Porters
Staples Business Advantage	Janitorial Supplies
BrightView Landscape Services (formerly ValleyCrest)	Landscaping-Exterior
Natural Ambiance, Inc.	Landscaping-Interior
Aames Lock	Locks/Keys
Marble West	Marble Maintenance
SunStar Building Services	Metal Maintenance
ACE Parking	Parking management (corporate)
ACE Parking	Parking management (on site)
Orkin Exterminating	Pest Control
Earl Potts	Plumbing
Beach West Plumbing	Plumbing/Backflow
TSCM Corp.	Pressure Washing/Parking Lot Sweeping

Exhibit C - 1

VENDOR	SERVICE
Allied Universal Services	Security Guards: 24/7 & daytime parking guard
AT&T	Telephones
Tank Specialists of California	Underground Storage Tank Inspections/Testing
Water Systems Maintenance, Inc.	Water fountain (Ext) maintenance
Aquatrol (division of Momar, Inc.)	Water treatment
MPM Building Services, Inc.	Window Cleaning
Stoddard’s Restoration Services	Wood Restoration

Exhibit C - 2

EXHIBIT “D”

ESCROW PROVISIONS

1. In performing any of its duties hereunder, Escrow Agent shall not incur any liability to anyone for any damages, losses or expenses, including, without limitation (i) any action taken or omitted upon advice of its legal counsel given with respect to any questions relating to the duties and responsibilities of Escrow Agent under this agreement; or (ii) any action taken or omitted in reliance upon any instrument, including any written notice or instruction provided for in this agreement. Escrow Agent may rely upon any instrument, pursuant to clause (ii) in the preceding sentence, as being duly executed, valid and effective, and as containing accurate information and genuine signatures.

2. Notwithstanding anything in this agreement to the contrary, in the event of (a) a dispute between Seller and Buyer arising prior to or at the time of the delivery or other disposition of the Earnest Money by Escrow Agent pursuant hereto, which dispute shall be sufficient, in the sole discretion of Escrow Agent, to justify its doing so; (b) any dispute arises with respect to this Escrow Agreement, whether such dispute arises between the parties hereto or between the parties hereto and other persons, Escrow Agent is authorized to tender the Earnest Money into the registry or custody of any court of competent jurisdiction, together with such legal pleadings as it may deem appropriate, and thereupon Escrow Agent shall be discharged from all further duties and liabilities under this agreement. Any such legal action may be brought in such court as Escrow Agent shall determine to have jurisdiction thereof. Escrow Agent’s determination of whether a dispute exists between Seller and Buyer shall be binding and conclusive upon all parties hereto, notwithstanding any contention that no dispute exists. All costs and expenses incurred by Escrow Agent in taking any action pursuant to this paragraph shall be covered by and paid pursuant to the indemnification of Escrow Agent contained in the following paragraph.

3. Buyer and Seller shall, and do hereby, jointly and severally indemnify, defend and hold Escrow Agent harmless from, against and in respect of: (i) any and all demands, judgments, expenses, costs, losses, injuries or claims of any kind whatsoever whether existing on the date hereof or hereafter arising, incurred by Escrow Agent by reason of, from or in connection with this agreement or any action taken or not taken by Escrow Agent under or in connection with this agreement, except to the extent caused by Escrow Agent’s willful misconduct or gross negligence, or by Escrow Agent’s grossly negligent mishandling of funds; and (ii) any and all counsel fees, expenses, disbursements of counsel, amounts of judgments, demands, assessments, costs, fines or penalties, and amounts paid in compromise or settlement, incurred or sustained by Escrow Agent by reason of, in connection with or as a result of any claim, demand, action, suit, investigation or proceeding (or any appeal thereof or relating thereto or other review thereof) incident to the matters covered by the immediately preceding clause (i), except to the extent cause by Escrow Agent’s willful misconduct or gross negligence, or by Escrow Agent’s grossly negligent mishandling of funds.

4. If Escrow Agent is made a party to any judicial, nonjudicial or administrative action, hearing or process based on the acts of Buyer and Seller and not on the willful misconduct and/or gross negligence of Escrow Agent in performing its duties hereunder, then the

Exhibit D-1

losing party shall indemnify, save and hold harmless Escrow Agent from the expenses, costs and reasonable attorneys’ fees incurred by Escrow Agent in responding to such action, hearing or process.

5. If Escrow Agent shall notify Seller and Buyer of its desire to be relieved of any further duties and liabilities hereunder, then Escrow Agent shall deliver the Earnest Money to a successor escrow agent designated by Seller and Buyer. If Seller and Buyer shall fail to agree upon and designate a successor escrow agent within ten (10) days after having been requested by Escrow Agent to do so, then Escrow Agent shall in its discretion designate the successor escrow agent. The successor escrow agent designated by Seller and Buyer or by Escrow Agent, as the case may be, shall be a title insurance company, bank or trust company having trust powers in good standing and located in New York, and shall agree to be bound by all the terms and conditions of this agreement. Immediately upon agreement by the successor escrow agent to be bound by all the terms and conditions of this agreement, the original Escrow Agent shall be relieved of any and all duties and liabilities under or in connection with this agreement; provided, however, that no successor escrow agent shall assume any liability for the acts or omissions of its predecessor escrow agent(s) hereunder.

6. Buyer and Seller acknowledge and agree that the duties of Escrow Agent are purely ministerial in nature, that Escrow Agent is acting as an accommodation to both Buyer and Seller, and that Escrow Agent, in performing its duties, shall not be liable for any loss or impairment of the Deposit deposited with a federally insured financial institution, resulting from the failure, insolvency, or suspension of the depositary. Buyer and Seller acknowledge that they are aware that the Federal Deposit Insurance Corporation (FDIC) coverage applies only to a cumulative maximum amount for each individual depositor for all of depositor’s accounts at the same or related institution. Buyer and Seller are further aware that Escrow Agent is not responsible for levies by taxing authorities based upon the taxpayer identification number used to establish this interest bearing account.

7. The agency created in Escrow Agent hereby is coupled with an interest of Seller and Buyer and shall be binding upon and enforceable against the respective heirs, successors, legal representatives and assigns of Seller and Buyer. This agency shall not be revoked or terminated by reason of the death, incompetence, dissolution or liquidation of Seller or Buyer, but shall continue to be binding upon and enforceable against the respective heirs, successors, legal representatives and assigns of Seller and Buyer in the manner provided herein. In the event of the death, incompetence, dissolution or liquidation of Seller or Buyer, Escrow Agent may rely and act upon any notices permitted or required to be given hereunder from any person, firm, partnership or corporation believed by Escrow Agent in good faith to be the heir, successor, legal representative or assign of such dissolved or liquidated party.

Exhibit D-2

EXHIBIT “E”

SCHEDULE OF PERMITTED EXCEPTIONS

1.	All taxes and assessments for the year 2018 and subsequent years not yet due and payable, and any additional taxes which result from a reassessment of the Property.

2.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:

Granted to:	Southern California Edison Company
Purpose:	Public utilities and incidental purposes
Recording Date:	May 21, 1969
Recording No:	Book 8963, Page 110 of Official Records

A partial Quitclaim of said easement recorded September 14, 1983 as Instrument No. 83-403638 of Official Records of Orange County, California (“Official Records”).

The effect of a Consent to build encroachment recorded August 23, 2004 as Instrument No. 2004000762214 of Official Records.

3.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:

Granted to:	Southern California Edison Company
Purpose:	Public utilities and incidental purposes
Recording Date:	July 22, 1974
Recording No:	Book 11201, Page 1352 of Official Records

4.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:

Granted to:	Terrace Associates, Inc., a California limited partnership
Purpose:	Street purposes, including pedestrian and vehicular ingress and egress and incidental purposes
Recording Date:	January 24, 1983
Recording No:	83-035036 of Official Records

5.	The fact that the land lies within the boundaries of the Southwest Redevelopment Project Area, as disclosed by the document recorded November 26, 1984 as Instrument No. 84- 491471 of Official Records.

Exhibit E - 1

6.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:

Granted to:	Southern California Edison Company
Purpose:	Public utilities and incidental purposes
Recording Date:	April 14, 1987
Recording No:	87-203499 of Official Records

7.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:

Granted to:	Southern California Edison Company
Purpose:	Public utilities and incidental purposes
Recording Date:	August 17, 1987
Recording No:	87-466147 of Official Records

8.	The terms and provisions contained in the document entitled “The City Covenants, Conditions and Restrictions” recorded April 10, 1997 as Instrument No. 19970165663 of Official Records.

Document(s) declaring modifications thereof recorded January 21, 1998 as Instrument No. 19980033259 and January 21, 1998 as Instrument No. 19980033260, both of Official Records.

9.	The terms, provisions and easement(s) contained in the document entitled “Roadway Easement Agreement” recorded April 10, 1997 as Instrument No. 19970165666 of Official Records.

10.	The terms and provisions contained in the document entitled “Declaration of Utility Line Easement” recorded July 11, 1996 as Instrument No. 96-19960354693 of Official Records.

11.	Matters contained in that certain document:

Entitled:	Agreement Re Roadway Easement Agreement and Covenants,
Conditions and Restrictions
Recording Date:	August 27, 2008
Recording No:	2008000406578 of Official Records

12.	Rights of tenants in possession under unrecorded leases, if any, as tenants only, with no option to purchase or right of first refusal.

13.	The terms and provision contained in the document entitled “Easement and Maintenance Agreement” recorded July 28, 1986 as Instrument No. 86-326469 of Official Records.

Exhibit E - 2

EXHIBIT “F”

FORMS OF CLOSING DOCUMENTS

Schedule “1” to Exhibit “F” – Form of Deed

Schedule “2” to Exhibit “F” – Form of Quitclaim Bill of Sale

Schedule “3” to Exhibit “F” – Form of Lease Assignment

Schedule “4” to Exhibit “F” – Form of General Assignment

Schedule “5” to Exhibit “F” – Form of Seller’s Affidavit

Schedule “6” to Exhibit “F” – Form of Certificate and Affidavit of Non-Foreign Status

Schedule “7” to Exhibit “F” – Form of 1099-S Request for Taxpayer Identification number and                                                   Certification and Acknowledgement

Schedule “8” to Exhibit “F” – Form of Tenant Notice Letter

Schedule “9” to Exhibit “F” – Form of Seller Representations and Warranties Certificate

Schedule “10” to Exhibit “F” – Form of Buyer Representations and Warranties Certificate

Schedule “11” to Exhibit “F” – Form of Roadway Easement Agreement Notice Letter

Schedule “12” to Exhibit “F” – Form of Declaration of Utility Line Easement Notice Letter

SCHEDULE “1” TO EXHIBIT “F”

FORM OF DEED

RECORDING REQUESTED BY, AND
WHEN RECORDED RETURN DEED
AND MAIL TAX STATEMENTS TO:

Attention:

APN: 231-061-50
SPACE ABOVE THIS LINE FOR RECORDER’S USE

GRANT DEED

THE UNDERSIGNED GRANTOR(s) DECLARE(s):

DOCUMENTARY TRANSFER TAX is $                     . CITY TAX $                     .

☐	Computed on full value of property conveyed, or * Computed on full value less value of liens or encumbrances remaining at time of sale,

☐	Unincorporated area: ☐ City of , and

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, DOF II CITY TOWER LLC, a Delaware limited liability company (“Grantor”), hereby grants to                                                                              , that certain real property, including all improvements thereon, located in the City of Orange, County of Orange,, State of California, more particularly described in Exhibit “A” attached hereto and made a part hereof, subject to all matters of record, including, without limitation, the encumbrances set forth in Exhibit “B” attached hereto.

[Signatures Follow on Next Page]

Dated:	GRANTOR:

DOF II CITY TOWER, LLC,
a Delaware limited liability company

	By:	Torchlight Debt Opportunity II, LLC,
its sole member

By: Torchlight Debt Opportunity II GP, LLC,
its managing member

By:
Name:
Title: Authorized Signatory

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA )

COUNTY OF                        )

On                     , 201_, before me, (name and title of the officer), personally appeared, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature (Seal)

SCHEDULE “2” TO EXHIBIT “F”

FORM OF QUITCLAIM BILL OF SALE

FOR VALUE RECEIVED, the undersigned, DOF II CITY TOWER,    LLC, a Delaware limited liability company, hereinafter collectively called “Seller”, does hereby sell, transfer and convey unto                                                                                  , a                                                                          , hereinafter with its legal representatives, successors and assigns being called “Buyer” (the words “Seller” and “Buyer” to include the neuter, masculine and feminine genders, and the singular and plural), all right, title and interest of Seller in and to the goods, equipment, machinery, apparatus, fittings, furniture, furnishings and other personal property owned by Seller and located on certain real property situated in the County of Orange, California, and being more particularly described on Exhibit “A” attached hereto and incorporated herein by reference (hereinafter called the “Land”), but specifically excluding any such items owned by tenants of the Land or the improvements located thereon, all of which is hereinafter collectively called the “Personalty”.

The Personalty is conveyed by Seller and accepted by Buyer subject to the provisions of paragraphs 1(a)(iii) and 11 of that certain Purchase and Sale Agreement dated January 16, 2018 between Seller and Buyer.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Seller has caused its duly authorized representative to execute this Quitclaim Bill of Sale, and to deliver this Quitclaim Bill of Sale to Buyer, all as of the _____ day of ______________, 201__.

SELLER:

DOF II CITY TOWER, LLC,
a Delaware limited liability company

By: Torchlight Debt Opportunity II, LLC,
its sole member

By: Torchlight Debt Opportunity II GP, LLC, its managing member

By:
Name:
Title: Authorized Signatory

SCHEDULE “3” TO EXHIBIT “F”

FORM OF LEASE ASSIGNMENT

FOR VALUE RECEIVED, DOF II CITY TOWER, LLC, a Delaware limited liability company, hereinafter called “Assignor”, does hereby sell, convey, transfer and assign to                                                                                                                           , a                                                      , hereinafter with its legal representatives, successors and assigns being called “Assignee” (the words “Assignor” and “Assignee” to include the neuter, masculine and feminine genders, and the singular and the plural), all of the right, title and interest of Assignor in, to and under all of the tenant leases set forth on the rent roll attached hereto as Exhibit “A”, attached hereto and incorporated herein by reference, hereinafter called the “Tenant Leases”, with respect to that certain piece, parcel or tract of land situated in the County of Orange, California, as more particularly described on Exhibit “B”, attached hereto and incorporated herein by reference.

Assignee hereby assumes and agrees to perform all of the duties and obligations of the “lessor” or “landlord” under the Tenant Leases arising from and after the date hereof.

This assignment may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

This assignment shall be governed by, construed under and interpreted and enforced in accordance with the laws of the State of California.

[Remainder of page left blank intentionally]

IN WITNESS WHEREOF, Assignor and Assignee have caused their duly authorized representatives to execute this Lease Assignment, and to deliver this Lease Assignment, all as of the          day of                         , 201      .

ASSIGNOR:

DOF II CITY TOWER, LLC,
a Delaware limited liability company

By:	Torchlight Debt Opportunity II, LLC,
its sole member

By: Torchlight Debt Opportunity II GP, LLC,
its managing member

By:
Name:
Title: Authorized Signatory

[Signatures continued on following page]

[Signatures continued from previous page]

ASSIGNEE:

,
a

By:
Name:
Title:

SCHEDULE “4” TO EXHIBIT “F”

FORM OF GENERAL ASSIGNMENT

THIS GENERAL ASSIGNMENT, hereinafter called this “General Assignment”, is made and delivered as of the          day of                 , 201    , by DOF II CITY TOWER, LLC, , a Delaware limited liability company, hereinafter collectively called “Assignor”, in favor of                                                                                                               ,            a                                                              , hereinafter called “Assignee”. The words “Assignor” and “Assignee” include the neuter, masculine and feminine genders, and the singular and plural.

W I T N E S S E T H:

WHEREAS, Assignor has on the date hereof conveyed unto Assignee certain real property more particularly described on Exhibit “A”, attached hereto and incorporated herein by reference, hereinafter called the “Property”; and

WHEREAS, in connection with the conveyance of the Property, Assignor and Assignee intend that certain related assets be assigned and transferred by Assignor to Assignee.

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1. Service Agreements; Construction Contracts. Assignor does hereby transfer, assign, convey and set over unto Assignee all, if any, of the right, title and interest of Assignor in, to and under (i) all service and other contracts and agreements scheduled and identified on Exhibit “B”, attached hereto and incorporated herein by reference, but only to the extent assignable by Assignor by their respective terms, hereinafter collectively called the “Assigned Service Agreements,” (ii) the construction contracts scheduled and identified on Exhibit “C”, attached hereto and incorporated herein by reference, hereinafter collectively called the “Assigned Construction Contracts” and (iii) all warranties, permits and intangibles. Assignee assumes and agrees to perform the obligations of Assignor under the Assigned Service Agreements and the Assigned Construction Contracts on and after the date hereof.

2. Plans. Assignor does hereby transfer, assign, convey and set over unto Assignee all, if any, of the right, title and interest of Assignor in, to and under any architectural plans for the Improvements.

3. Successors and Assigns. This General Assignment shall be binding upon and enforceable against, and shall inure to the benefit of, the parties hereto and their respective successors, legal representatives and assigns.

4. Governing Law. This General Assignment shall be governed by, construed under and interpreted and enforced in accordance with the laws of the State of California.

5. Counterparts. This General Assignment may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Assignor and Assignee have caused their respective duly authorized representatives to execute this General Assignment, and to deliver this General Assignment, all the day and year first written above.

ASSIGNOR: DOF II CITY TOWER, LLC, a Delaware limited liability company

By:	Torchlight Debt Opportunity II, LLC,
its sole member

	By:	Torchlight Debt Opportunity II GP, LLC,
its managing member

By:
Name:
			Title:	Authorized Signatory

[Signatures continued on following page]

[Signatures continued from previous page]

ASSIGNEE:

,
a

By:
Name:
Title:

SCHEDULE “5” TO EXHIBIT “F”

FORM OF SELLER’S AFFIDAVIT

STATE OF NEW YORK

COUNTY OF NEW YORK

Personally appeared before me _______________ (herein called “Deponent”) who, being duly sworn according to law, deposes and says on oath, to the best of his knowledge, as follows:

1.

That Deponent is the Authorized Signatory for Torchlight Debt Opportunity II GP, LLC, the managing member of Torchlight Debt Opportunity II, LLC, the sole member of DOF II CITY TOWER, LLC, a Delaware limited liability company (herein called the “Owner”), and is duly authorized to execute this affidavit in his capacity on behalf of the Owner.

2.

That Owner is the owner of certain real estate (the “Property”), a description of which is attached hereto as Exhibit “A” and made a part hereof by this reference, and the Owner has not conveyed or encumbered the Property subsequent to ____________, 201__.

3.

That Owner has been in open, exclusive, notorious, continuous, adverse and peaceable possession of the Property since ______________, 201__ and that the title thereto has never been disputed, questioned or rejected or title insurance thereon refused.

4.

That there are no tenants or other occupants in possession of the Property as of the date hereof other than those tenants identified on the Rent Roll attached hereto as Exhibit “B” (the “Existing Tenants”).

5

That there is no outstanding indebtedness for equipment, appliances or other fixtures attached to the Property, except as set forth on Exhibit “C”, attached hereto and made a part hereof by this reference.

6.	That there are no disputes concerning the location of the lines and corners.

7.

Except for improvements made by or at the direction of the Existing Tenants, that no improvements or repairs have been made on said Property during the _____ days immediately preceding the date hereof by or at the instance of the Owner for which full payment has not been made; that there are no outstanding bills incurred for labor or materials used in making improvement or repairs on said Property or for services of architects, surveyors, or engineers incurred in connection therewith except for usual and customary bills for such labor or materials which may be outstanding as of the date hereof and for which the Owner agrees to pay when due.

8.

That there are no pending suits, judgments, bankruptcies, executions, liens for past due taxes, liens for past due water and sewer services, assessments or encumbrances that could in any way affect the title to the Property, or constitute a lien or encumbrance thereon except as set forth in Schedule B of the Policy.

9.	This affidavit is executed with the knowledge that it will be relied upon by the title insurer and the purchaser of the Property.

Print Name: ,
solely in his/her capacity as Authorized Signatory for Torchlight Debt Opportunity II GP, LLC, the Managing Member of Torchlight Debt Opportunity II, LLC, the Member of DOF II CITY TOWER, LLC

STATE OF NEW YORK

COUNTY OF NEW YORK

Signed and sworn to (or affirmed) before me this day by _______________, ______________________________________.

Date: ______________, 201__

Notary Public
Printed Name:________________________
My Commission Expires:_______________

Exhibit “A”

To

Seller’s Affidavit

Legal Description of the Property

Exhibit “B”

To

Seller’s Affidavit

Leases

SCHEDULE “6” TO EXHIBIT “F”

FORM OF CERTIFICATE AND AFFIDAVIT OF NON-FOREIGN STATUS

STATE OF NEW YORK

COUNTY OF NEW YORK

The undersigned, being duly sworn, hereby deposes, certifies and states on oath as follows:

That the undersigned is an Authorized Signatory of Torchlight Debt Opportunity II GP, LLC, a Delaware limited liability company (the “Transferor”), which is the Managing Member of Torchlight Debt Opportunity II, LLC, a Delaware limited liability company, which is the Sole Member of DOF II CITY TOWER, LLC, a Delaware limited liability company (the “LLC”), and is duly authorized to execute this Affidavit in his/her representative capacity on behalf of Transferor as well as in his individual capacity;

That the principal place of business, principal office and chief executive office of the Transferor is located at the following address: c/o Torchlight Investors, LLC, 475 Fifth Avenue, New York, New York 10017;

That the LLC is a limited liability company duly organized and validly existing under the laws of the State of Delaware and is a “disregarded entity” as defined in Section 1445 of the Code;

That the Transferor is a limited liability company duly organized and validly existing under the laws of the State of Delaware;

That the Transferor is not a “foreign corporation”, “foreign partnership”, “foreign trust”, or “foreign estate”, as such terms are defined in the United States Internal Revenue Code of 1986, as amended (the “Code”), and Regulations promulgated thereunder, is not otherwise a “foreign person” as defined in Section 1445 of the Code, and is not a “disregarded entity” as defined in Section 1445 of the Code;

That the Transferor’s United States taxpayer identifying number (Employer  Identification Number) is                     ;

That the LLC’s United States taxpayer identifying number (Employer  Identification Number) is                     ;

That the undersigned is making this Certificate and Affidavit pursuant to the provisions of Section 1445 of the Code in connection with the conveyance of the real property described on Exhibit “A”, attached hereto and incorporated herein by reference, by the Transferor to                                                                                       , a                                                       (the “Transferee”), which conveyance constitutes the disposition by the Transferor of a United

States real property interest, for the purpose of establishing that the Transferee is not required to withhold tax pursuant to Section 1445 of the Code in connection with such disposition; and

That the undersigned acknowledges that this Certificate and Affidavit may be disclosed to the Internal Revenue Service by the Transferee, that this Certificate and Affidavit is made under penalty of perjury, and that any false statement made herein could be punished by fine, imprisonment, or both.

[Remainder of page intentionally left blank]

Under penalty of perjury, I declare that I have examined the foregoing Certificate and Affidavit and hereby certify that it is true, correct and complete.

Print Name:	,
solely in his/her capacity as Authorized Signatory for Torchlight Debt Opportunity II GP, LLC, the Managing Member of Torchlight Debt Opportunity II, LLC, the Sole Member of DOF II CITY TOWER, LLC,

SWORN TO and subscribed before me this day of , 201 .
Notary Public
My Commission Expires:
(NOTARIAL SEAL)

[Signatures continue on following page]

SCHEDULE “7” TO EXHIBIT “F”

FORM OF 1099-S REQUEST FOR TAXPAYER IDENTIFICATION

NUMBER AND CERTIFICATION AND ACKNOWLEDGMENT

Section 6045(e) of the Internal Revenue Code of 1986, as amended, requires the reporting of certain information with respect to every “real estate transaction,” as defined in Treasury Regulations Section 1.6045-4. You are required by law to provide your correct taxpayer identification number. If you do not provide your correct taxpayer identification number, you may be subject to civil or criminal penalties imposed by law.

From the information you provide below, a Form 1099-S is being produced, and a copy of it will be furnished to the Internal Revenue Service (herein called the “IRS”) within the times provided under the applicable provisions of the Internal Revenue Code of 1986, and the regulations promulgated thereunder.

Closing Date:	, 201

Seller’s Name:	DOF II CITY TOWER, LLC, a Delaware limited liability company

Seller’s Street Address:	c/o Torchlight Investors, LLC
475 Fifth Avenue
New York, New York 10017
Attention: Gianluca Montalti

Address of Legal Description of Property Conveyed:

ALL THAT TRACT OR PARCEL of land lying in County of Orange, California, and being more particularly described on Exhibit “A” attached hereto.

Gross Proceeds from Sale:	$

Seller’s Taxpayer Identification Number:

Has Seller received, or will Seller receive, property or services as part of the consideration for this sale?

YES                          NO     X

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Under penalties of perjury, the undersigned hereby certifies on this          day of                 , 201_, that all of the above information, specifically including the Seller’s taxpayer identification number, is correct.

SELLER:

DOF II CITY TOWER, LLC,
a Delaware limited liability company

By: Torchlight Debt Opportunity II, LLC,
its sole member

By: Torchlight Debt Opportunity II GP, LLC, its managing member

By:
Name:
Title: Authorized Signatory

SCHEDULE “8” TO EXHIBIT “F”

FORM OF TENANT NOTICE LETTER

                         , 201

Re:	City Tower, 333 City Boulevard West, Orange, California

Dear Tenant:

Please be advised that as of the         day of                         , 201      , DOF II CITY TOWER, LLC, a Delaware limited liability company (the “Prior Owner”), has transferred ownership of the property known as “City Tower,” to                                                       (the “New Owner”). All correspondence regarding your lease should hereafter be sent to the New Owner at                                                          .

The New Owner has assumed all obligations of the landlord under your lease from and after the above date. All refundable security deposits in the possession of the Prior Owner have been delivered to the New Owner. Please send all further rental payments under the lease to the New Owner at the following address:                                                                                           , unless otherwise directed by the New Owner.

Thank you very much for your assistance in this matter.

(Signature on following page)

Very truly yours,

PRIOR OWNER:

DOF II CITY TOWER, LLC,
a Delaware limited liability company

By:	Torchlight Debt Opportunity II, LLC,
	its	sole member

By:	Torchlight Debt Opportunity II GP, LLC,
its managing member

By:
Name:
Title: Authorized Signatory

SCHEDULE “9” TO EXHIBIT “F”

FORM OF SELLER REPRESENTATIONS AND WARRANTIES CERTIFICATE

THIS CERTIFICATE (herein called this “Certificate”) is made this              day of                                     , 2018, by DOF II CITY TOWER LLC, a Delaware limited liability company (herein called “Seller”), for the benefit of                                                                                                                                                                                     , a                                                                                        (herein called “Buyer”), in connection with the closing this date of the purchase and sale transaction contemplated by that certain Purchase and Sale Agreement dated                                                  , 2018 between Seller and Buyer (the “Agreement”), pertaining to the purchase and sale of certain real property lying as more particularly described on Exhibit “A”, attached hereto and incorporated herein by reference (herein called the “Property”).

Seller does hereby certify to Buyer that, subject to the limitations and qualifications set forth in the Agreement (including, without limitation, paragraphs 11(a) and (d) of the Agreement), the representations and warranties of Seller set forth in paragraphs 11(a) and (d) of the Agreement are true and correct in all material respects as of the date hereof except as follows:                                                                                                          .

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IN WITNESS WHEREOF, Seller has caused its duly authorized representative to execute and deliver this Certificate on the day and year first written above.

SELLER:

DOF II CITY TOWER LLC,
a Delaware limited liability company

By:	TORCHLIGHT DEBT OPPORTUNITY II, LLC,
a Delaware limited liability company,
	Its:	Sole Member

		By:	TORCHLIGHT DEBT OPPORTUNITY III GP, LLC,
a Delaware limited liability company
			Its:	Managing Member

By:
Name:
Title: Authorized Signatory

SCHEDULE “10” TO EXHIBIT “F”

FORM OF BUYER REPRESENTATIONS AND WARRANTIES CERTIFICATE

THIS CERTIFICATE (herein called this “Certificate”) is made this              day of                                     , 2018, by                                                                                                        , a                                                                                                    (herein called “Buyer”) for the benefit of DOF II CITY TOWER LLC, a Delaware limited liability company (herein called “Seller”), in connection with the closing this date of the purchase and sale transaction contemplated by that certain Purchase and Sale Agreement dated                                         , 2018 between Seller and Buyer (the “Agreement”), pertaining to the purchase and sale of certain real property lying as more particularly described on Exhibit “A”, attached hereto and incorporated herein by reference (herein called the “Property”).

Buyer does hereby certify to Seller that, subject to the limitations and qualifications set forth in the Agreement, the representations and warranties of Buyer set forth in paragraph 11(c) of the Agreement are true and correct in all material respects as of the date hereof.

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IN WITNESS WHEREOF, Buyer has caused its duly authorized representative to execute and deliver this Certificate on the day and year first written above.

BUYER:

, a Delaware limited liability company

By:
Name:
Title:

SCHEDULE “11” TO EXHIBIT “F”

FORM OF ROADWAY EASEMENT AGREEMENT NOTICE LETTER

January     , 2018

Re:	City Tower
3333 City Boulevard West
Orange, California

Dear                                   :

Please be advised that as of the          day of                                 , 2018, DOF II CITY TOWER LLC, a Delaware limited liability company (the “Prior Owner”), has transferred ownership of the property known as City Tower, located at 333 City Boulevard West, Orange, California (the “Property”), to KBS CAPITAL ADVISORS LLC, a Delaware limited liability company (the “New Owner”). The Property is subject to that certain Roadway Easement Agreement, dated April 9, 1997 and recorded April 10, 1997 in the Official Records of Orange County, California, as Instrument No. 19970165666 (the “Roadway Easement”).

The New Owner has assumed all obligations of the owner under the Roadway Easement to the extent accruing from and after the above date. All correspondence regarding the Roadway Easement should be sent to the New Owner at the following address:                                                                                                                     ,

unless otherwise directed by the New Owner.

Thank you very much for your assistance in this matter.

(Signature on following page)

Very truly yours,

PRIOR OWNER:

DOF II CITY TOWER LLC,
a Delaware limited liability company

By:	TORCHLIGHT DEBT OPPORTUNITY II, LLC,
a Delaware limited liability company,
	Its:	Sole Member

		By:	TORCHLIGHT DEBT OPPORTUNITY III GP, LLC,
a Delaware limited liability company
			Its:	Managing Member

By:
Name:
Title: Authorized Signatory

22

SCHEDULE “12” TO EXHIBIT “F”

FORM OF DECLARATION OF UTILITY LINE EASEMENT NOTICE LETTER

January     , 2018

Re:	City Tower

3333 City Boulevard West

Orange, California

Dear                                 :

Please be advised that as of the          day of                     , 2018, DOF II CITY TOWER LLC, a Delaware limited liability company (the “Prior Owner”), has transferred ownership of the property known as City Tower, located at 333 City Boulevard West, Orange, California (the “Property”), to KBS CAPITAL ADVISORS LLC, a Delaware limited liability company (the “New Owner”). The Property is subject to that certain Declaration of Utility Line Easement, dated July 11, 1996 and recorded July 11, 1996 in the Official Records of Orange County, California, as Instrument No. 19960354693 (the “Utility Line Easement”).

The New Owner has assumed all obligations of the owner under the Utility Line Easement to the extent accruing from and after the above date. All correspondence regarding the Utility Line Easement should be sent to the New Owner at the following address:                                                                                                                                                                                         , unless otherwise directed by the New Owner.

Thank you very much for your assistance in this matter.

(Signature on following page)

23

Very truly yours,

PRIOR OWNER:

DOF II CITY TOWER LLC,
a Delaware limited liability company

By:	TORCHLIGHT DEBT OPPORTUNITY II, LLC,
a Delaware limited liability company,
	Its:	Sole Member

		By:	TORCHLIGHT DEBT OPPORTUNITY III GP, LLC,
a Delaware limited liability company
			Its:	Managing Member

By:
Name:
Title: Authorized Signatory

24

EXHIBIT “G”

DUE DILIGENCE MATERIALS

The Due Diligence Materials shall contain each of the following, to the extent in Seller’s possession or control:

1.	all Leases,

2.	a current rent roll and aging receivables report,

3.	a current operating report containing income and expenses for the current year and three (3) prior years,

4.	copies of the property tax bills for the current year and three (3) prior years,

5.	the most recent preliminary title report prepared by Title Company,

6.	Any pending letters of intent for proposed leases;

7.	all Service Agreements,

8.	a description of any pending or threatened litigation (other than personal injury claims which are covered by insurance),

9.	a list of personal property existing in which Seller has an interest,

10.	a current survey of the Property,

11.	all existing environmental and soils assessments, correspondence and reports,

12.	all building reports, structural reports, engineering data, and plans and specifications, and

13.	any existing seismic report for the Property.

EXHIBIT “H”

FORM OF TENANT ESTOPPEL

TENANT ESTOPPEL CERTIFICATE

The undersigned (“Tenant”) hereby certifies to DOF II CITY TOWER LLC, a Delaware limited liability company (“Landlord”), and KBS CAPITAL ADVISORS LLC, a Delaware limited liability company, and its successors and assigns (collectively, “Buyer”), as of the date of this estoppel certificate (“Estoppel Certificate”):

A. Tenant is the Lessee under that certain Lease dated                      relating to Suite                      at City Tower located at 333 City Boulevard West, Orange, California (the “Premises”), together with any amendments thereto (collectively, the “Lease”). A true, complete and accurate copy of the Lease and all amendments, guarantees, security agreements, subleases and other documents pertaining to the Lease are attached to this Estoppel Certificate.

B. The dates of all amendments to the Lease are as follows:

C. There are no other agreements, oral or in writing, between Landlord and Tenant with respect to the Premises excepted as identified above.

D. The Lease is in full force and effect and Tenant has accepted and is possession of the Premises.

E. To Tenant’s actual knowledge, there are not any uncured defaults in the performance of Landlord’s obligations under the Lease, and Tenant has no existing claim against Landlord by reason of any default by Landlord in the performance of Landlord’s obligations under the Lease. There are not any uncured defaults in the performance of Tenant’s obligations under the Lease.

F. To Tenant’s actual knowledge, Tenant has no claim or demand against the Landlord.

G. Monthly base rent is equal to $         and has been paid through             , 20    . Percentage rent, if applicable, is calculated as follows:                     .    $         of percentage rent has already been paid to Landlord for the current Lease year.

H. Tenant’s prorata share of the entire property in which the Premises are located, for purposes of allocating operating expenses and real estate taxes is     %. Tenant is obligated to pay its prorate share of (choose one/strike others):

Increases over base year 20    .

Increases over a stipulated amount per square foot         /sf.

All operating expenses and real estate taxes (net lease).

I. Tenant’s security deposit held by Landlord is $                                 in the form of [cash][letter of credit]. Apart from this security deposit, Landlord does not hold any advance payment of rents or any other form of rental or security deposit.

J. Neither the Lease nor any other agreement confers upon Tenant any: (i) option or right to extend the term of the Lease; (ii) right to acquire additional space; or (iii) right to terminate the Lease (apart from any termination right arising out of damage to or condemnation of the Premises) unless and except as described herein:                                              .

K. Tenant has no right or option to purchase any portion of the real property upon which the Premises are situated.

L. Neither Landlord nor any successor or assign of Landlord owes any amount to Tenant. Tenant has no right to any concession (rental or otherwise) or similar compensation pertaining to the Lease or Premises. Tenant has no charge, lien or claim of setoff under the Lease or otherwise against rents or other charges due or to become due under the Lease.

M. All improvements, equipment, trade fixtures and any other items to be constructed or furnished by or at the expense of Landlord for the Premises have been completed or supplied to the satisfaction of Tenant, and all contributions by Landlord to Tenant on account thereof or otherwise have been received by Tenant.

N. There has not been filed by or, to Tenant’s actual knowledge, against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under bankruptcy laws of the United States or any state thereof, or any other action brought under said bankruptcy laws with respect to Tenant.

O. Tenant has not assigned its interest in the Lease nor has Tenant sublet any portion of the Premises.

P. Tenant has not received notice from any governmental entity or instrumentality indicating that the Premises or the property of which the Premises are a part violate or fail to comply with any governmental or judicial law, order, rule or regulation.

All provisions of the Lease are hereby ratified. Tenant acknowledges that this Estoppel Certificate is being given in order to induce Buyer to purchase the property of which the Premises are a part, and to take on the obligations of Landlord. Buyer and Landlord are entitled to rely upon this Estoppel Certificate.

Dated:                        , 2018

“TENANT”

By:

(Print Name) (Title)

EXHIBIT “I”

BUYER’S 3-14 AUDIT DOCUMENTS

General

•

Property operating statements for the most recent full calendar year (2016) and for the current year to date with break out in quarterly intervals (note if the Closing occurs in 2018 current year to date operating statements for 2018 will also be required).

•	Trial balances at the end of the most recent full calendar year (12/31/16) and as of the current date (note if the Closing occurs in 2018 trial balances for 2018 will also be required).
•

General ledger for the most recent full calendar year and for the current year to date (should include activity for entire year) (note if the Closing occurs in 2018 general ledger for 2018 will also be required).

•

Property bank statements and reconciliations as of 12/31/16, 2/29/17, 5/31/17, and 10/31/17 (note if the Closing occurs in 2018 property bank statements and reconciliations as of 12/31/17 will also be required).

Revenues

Access to the following for all revenues for the most recent full calendar year and for the current year to date:

•	Lease agreements including any leases which have expired or were terminated in 2016
•	Rent rolls as of 12/31/15 and 12/31/16 (note if the Closing occurs in 2018 rent rolls as of 12/31/17 will also be required).
•	Detailed tenant ledger for the latest full calendar year and current year (note if the Closing occurs in 2018 detailed tenant ledger for 2017 will also be required).
•	Access to billing invoices and tenant cash receipts for specific tenants (selections to be provided)

Supporting documents and schedules for other revenues (i.e., parking income), if applicable, for the most recent full calendar year and for the current year to date.

Expenses

Access to the following for all expenses for the most recent full calendar year and for the current year to date (note if the Closing occurs in 2018 these items for 2017 will also be required):

•	Invoices and check copies (selections to be provided)
•	Check registers
•	Agreements with Contractors (specific agreements to be requested)

Reimbursable Expenses

Access to the following for the most recent full calendar year and for the current year to date (note if the Closing occurs in 2018 these items for 2017 will also be required):

•	CAM calculation to support monthly billings.
•	Year-end CAM reconciliation.

Post-closing

Final operating statement, trial balance and general ledger for the current year from January 1 through the date of sale.

EXHIBIT “J-1”

FORM OF ROADWAY EASEMENT ESTOPPEL

            , 2018

TO:	KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, CA 92660
Attention: Shep Wainwright

Re:	Roadway Easement Agreement dated April 9, 1997 and recorded on April 10, 1997 in the Official Records of Orange County, California as Instrument No. 19970165666 (the “Agreement”)

Ladies and Gentlemen:

You have advised us that KBS CAPITAL ADVISORS LLC, a Delaware limited liability company (“Purchaser”) has entered into a contract with DOF II CITY TOWER LLC, a Delaware limited liability company (“Seller”) to purchase the office building located at 333 City Boulevard West, Orange, California, which building is located on the parcel constituting the “City Tower Property” as such term is defined in the Agreement. The undersigned is the owner of the “Mills Property” as such term is defined in the Agreement. In connection with the proposed sale of the City Tower Property, and an inducement therefore, the undersigned hereby certifies as to the date hereof the following to Purchaser, Purchaser’s successors and assigns, the title company insuring Purchaser’s title as to the City Tower Property, and any prospective lender financing Purchaser’s acquisition of the City Tower Property:

1.	The undersigned does not know of any defaults under the Agreement by Seller.

2.	To the undersigned’s knowledge, the Agreement has not been assigned, modified, or amended in any way.

3.	To the undersigned’s knowledge, the Agreement is in full force and effect,

All terms capitalized but not otherwise defined herein shall have the respective meanings given to such terms in the Agreement. This Estoppel Certificate shall inure to the benefit of Purchaser, the Purchaser’s title insurer and lender and to the benefit of their respective successors and assigns and shall be binding upon the undersigned and its successor and assigns.

Sincerely,

,
a

By
Name:
Its:

EXHIBIT “J-2”

FORM OF DECLARATION ESTOPPEL

ESTOPPEL CERTIFICATE

             , 2018

TO:	KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, CA 92660
Attention: Shep Wainwright

Re: Declaration of Utility Line Easement dated July 11, 1996 and recorded on July 11, 1996 in the Official Records of Orange County, California as Instrument No. 19960354693 (the “Agreement”)

Ladies and Gentlemen:

You have advised us that KBS CAPITAL ADVISORS LLC, a Delaware limited liability company (“Purchaser”) has entered into a contract with DOF II CITY TOWER LLC, a Delaware limited liability company (“Seller”) to purchase the office building located at 333 City Boulevard West, Orange, California (“Acquired Property”), which building is located on the parcel constituting a portion of “The City Properties” as such term is defined in the Agreement. The undersigned is the owner of [“500 Building”] [“600 Building”] [“505 Building”] [“3800 Building”] constituting a portion of the “Parkway Properties” as such term is defined in the Agreement. In connection with the proposed sale of the Acquired Property, and an inducement therefore, the undersigned hereby certifies as to the date hereof the following to Purchaser, Purchaser’s successors and assigns, the title company insuring Purchaser’s title as to the Acquired Property, and any prospective lender financing Purchaser’s acquisition of the Acquired Property:

1.	All terms capitalized but not otherwise defined herein shall have the respective meanings given to such terms in the Agreement.

2.

There are no uncured defaults relating to the Acquired Property under the Agreement, and Seller, as owner of the Acquired Property, has performed in accordance with the Agreement all of its obligations through the date hereof with respect to the Utility Facilities.

3.	The Agreement is in full force and effect, and has not been assigned, modified, or amended in anyway, except as set forth as follows:

This Estoppel Certificate shall inure to the benefit of Purchaser, the Purchaser’s title insurer and lender and to the benefit of their respective successors and assigns and shall be binding upon the undersigned and its successor and assigns.

Sincerely,

,
a

By
Its
Name:

EXHIBIT “K”

21ST FLOOR CONSTRUCTION WORK

1.	Install pass-thru windows in 21st floor balconies for engineering & window washing access.

2.	Install exterior 4 sets (total of 8) of window washing davits and 4 sets (total of 8) davit sockets on 4 balconies on 21st floor permanently.

3.	Provide new OPOS (Operating Procedure Outline Sheet).